DATED  28  JUNE, 1985


                  BETWEEN:

                  MAGELLAN PETROLEUM (N.T.) PTY. LTD.
                                                    of the first part

                  C.D. RESOURCES PTY. LTD.
                                                    of the second part

                  FARMOUT DRILLERS N.L.
                                                    of the third part

                  CANSO RESOURCES LIMITED
                                                    of the fourth part

                  INTERNATIONAL OIL PROPRIETARY
                                                    of the fifth part

                  PANCONTINENTAL PETROLEUM LIMITED
                                                    of the sixth part

                  IEDC AUSTRALIA PTY. LIMITED
                                                    of the seventh part

                  AMADEUS OIL N.L.
                                                    of the eighth part

                  SOUTHERN ALLOYS VENTURE PTY. LIMITED
                                                    of the ninth part

                  AND

                  GASGO PTY. LIMITED
                                                    of the tenth part


                  ---------------------------------------------
                       PALM VALLEY GAS PURCHASE AGREEMENT
                  ---------------------------------------------



     ------------------------------------------
                   CLAYTON UTZ
                 with Pritchards
             SOLICITORS AND ATTORNEYS
     SYDNEY OFFICE:        MELBOURNE OFFICE:    FOR AND IN CONJUNCTION WITH
     TOWER BUILDING        COLLINS TOWER
     AUSTRALIA SQUARE      35 COLLINS STREET    J.B. O'Rourke
     SYDNEY, NSW           MELBOURNE, VIC       Crown Solicitor for the
     AUSTRALIA             AUSTRALIA            Northern Territory of Australia,
                                                2nd Floor,
     POSTAL ADDRESS:       POSTAL ADDRESS:      Darwin Plaza Building,
     PO BOX H3             31ST LEVEL           41 The Mall,
     AUSTRALIA SQUARE      35 COLLINS STREET    DARWIN.    N.T.   5790.
     NSW 2000              MELBOURNE, VIC  3000
     AUSTRALIA             AUSTRALIA
     TELEPHONE:  02 20527  TELEPHONE:  03 63 7971
     INTERNATIONAL:        INTERNATIONAL:
     +61 2 20527           +61 3 63 7971
     TELEX:  24033         TELEX:  39326
     FAX: G3 2213286       FAX: G2-G3 654 2714
     DX 370 SYDNEY         DX 30826 MELBOURNE
     ELECTRONIC MAIL:      ELECTRONIC MAIL:
     MINERVA ID58 UTZ002   MINERVA ID 58 UTZ003

                       PALM VALLEY GAS PURCHASE AGREEMENT

THIS AGREEMENT made the 28th day of June 1985 BETWEEN MAGELLAN PETROLEUM (N.T.) PTY. LTD. of the first part, C.D. RESOURCES PTY. LTD. of the second part, FARMOUT DRILLERS N.L. of the third part, CANSO RESOURCES LIMITED of the fourth part, INTERNATIONAL OIL PROPRIETARY of the fifth part, PANCONTINENTAL PETROLEUM LIMITED of the sixth part, IEDC AUSTRALIA PTY. LIMITED of the seventh part, AMADEUS OIL N.L. of the eighth part, SOUTHERN ALLOYS VENTURE PTY. LIMITED of the ninth part AND GASGO PTY. LIMITED of the tenth part

WHEREAS:

A. The Producers have formed an unincorporated joint venture to develop existing and potential reserves of recoverable natural gas from the Gas Field and each Producer is entitled to receive as its own property and dispose of a share of natural gas produced from the Gas Field equal to its Ownership Percentage.

B. The Purchaser is a company the whole of whose share capital is owned by or on behalf of the Territory.

C. The Purchaser proposes to ensure the construction of a pipeline to transport Gas to Darwin and to other delivery points in the Territory.

D. The Purchaser proposes to sell Gas to the Pipeline Operator for transportation through the Pipeline and for re-sale to the Consumers at the various delivery points for use in the generation of electric power in gas-fired power stations and for other uses.

E. The Purchaser has accordingly agreed to purchase and each of the Producers has severally agreed to sell Gas on the terms and conditions contained herein.

F. The Purchaser also proposes contemporaneously herewith to enter into a separate agreement for the purchase of natural gas from the Mereenie Producers.

NOW THIS AGREEMENT WITNESSES THAT IT IS HEREBY AGREED as follows:

1.00     DEFINITIONS

1.10     In this Agreement, unless the contrary intention appears:-

         "Additional Wells" means Wells to be drilled by the Producers as provided in clause 2.50 which shall be additional to those drilled prior to the date of this Agreement and includes (except where the context otherwise requires) associated components of the Gas Delivery System.

         "Alice Springs Contract" means the contract dated 11th November, 1981 pursuant to which the Producers are supplying gas to NTEC for consumption at Alice Springs.

         "Annual Minimum Quantity" means the quantity set out in Schedule A for the relevant Contract Year varied from time to time in accordance with clauses 2.21, 2.28, 2.55, 3.53 or 3.63 hereof.

         "Base Price" means $l.50 per GJ based on Gross Heating Value as at the Development Date escalated or de-escalated on a Quarterly basis thereafter as follows:-

         (a)      As to 37.5 cents thereof in accordance with CPI Escalation;

         (b)      As to $l.125 thereof in accordance with Mega CPI Escalation;

         (c) As to the whole thereof (as CPI Escalated and Mega CPI Escalated) in accordance with Fuel Escalation.

         (An illustration of the application of such escalation or de-escalation is contained in Schedule D hereto.)

         "Commonwealth  Imposts"   means  any  Impost  of  the  Commonwealth  of
         Australia or any authority thereof.

         "Consumers" means any of the following:-

         (i)      NTEC;

         (ii) Any agency of the Territory or entity owned or controlled directly or indirectly by the Territory but not any such agency or entity whose function is to sell or reticulate gas to the public;

         (iii) Any party to whom the Purchaser may have sold Gas pursuant to clause 2.28; and

         (iv)     Such other party as shall be approved by the Producers.

         "Contract Price" means the aggregate of the Base Price and the Imposts Price.

         "Contract Year" means a period of twelve (12) consecutive months beginning and ending at 8.00 am on the 1st of July each year PROVIDED HOWEVER that if the Date of Initial Delivery is other than 1st July, then the first Contract Year shall be reduced proportionately so as to end at 8.00 am on the 1st of July next following the date of Initial Delivery.

         "CPI" means the Consumer Price Index (All Groups) Weighted Average of Eight Capital Cities published for each Quarter by the Australian Bureau of Statistics or such alternative index as may be adopted pursuant to clause 4.40 hereof.

         "CPI Escalation" means escalation or de-escalation by a percentage equal to the whole of the percentage movement in the CPI where such percentage shall be 2 percent or more above or below the CPI at the end of the corresponding Quarter in the previous year taking the CPI for the Quarter ending as at the Development Date as the base and "CPI Escalated" has a corresponding meaning.

         "Cubic Metre of Gas" or "m3" means the amount of Gas which will occupy a space of one (1) cubic metre when such Gas is at a temperature of fifteen degrees Celsius and at a pressure of 101.325 kilopascals absolute.

         "Custody Transfer Area" means the area to be established and fenced by the Pipeline Operator adjoining the Field Delivery Station and which shall contain the measuring equipment referred to in clause 6.10.

         "Daily Maximum Quantity" means 155% of the Daily Minimum Quantity.

         "Daily Minimum Quantity" means the Annual Minimum Quantity for the relevant Contract Year divided by the number of days in that Contract Year.

         "Daily Peak Demand Quantity" means 176% of the Daily Minimum Quantity.

         "Date of Initial Delivery" means the earlier of the following dates:

         (a) The date after commissioning of the Pipeline on which the Producers make the initial delivery of Gas into the inlet flange of the Pipeline and after which maintain for seven Days continuously delivery of the Daily Minimum Quantity or such lesser quantity (if any) as the Purchaser may require during that time; or

         (b) The date of the expiration of 90 Days after the Producers make the initial delivery of Gas as required by the Purchaser for commissioning purposes unless at such date the Purchaser can establish that the Producers are unable to maintain continuous delivery of the Daily Minimum Quantity.

         "Day" means a period of 24 hours commencing and ending at 8.00 am.

         "Dedicated Quantity" means natural gas of 200 PJ, subject to variation pursuant to clauses 2.21(b), 2.28(b), 3.25(c) and 3.50.

         "Development Date" means 31st March, 1985.

         "Development Expenditure" means all expenditure incurred by the Producers in carrying out Development Work paid after 12th October, 1984 exceeding $6.5 million (the unexpended portion of which is to be escalated or de-escalated quarterly from the Development Date in accordance with any increase or decrease in the CPI) but subject to clause 2.57.

         "Development Work" means development work carried out by the Producers within the Gas Field as defined in clause 2.51.

         "Excess Proven Reserves" means subject to clause 2.25(c) the total Proven Reserves remaining in the Gas Field after deducting the aggregate of:

         (i) 200% of the Annual Minimum Quantities still to be supplied pursuant to this Agreement; and

         (ii)     the  Maximum  Delivery  Obligations  as set out in Column B of
                  Schedule II of the Alice Springs Contract still to be delivered pursuant to that Contract.

         For the purpose of this definition it is acknowledged that it is paramount that there be no jeopardy to the future supply entitlements of the Purchaser under this Agreement.

         "Field Delivery Station" means those facilities proposed to be constructed by the Producers in or adjacent to the area of the Petroleum Lease for delivering Gas into the inlet flange of the Pipeline.

         "Final Contract Years" means the Contract Years numbered 21 to 26 inclusive.

         "Force Majeure" means any event or circumstance not within the control of a party and which by exercise of due diligence such party is not reasonably able to prevent or overcome including without limiting the generality hereof:

         (a)      Acts  of  God,  including   but  not  limited  to   epidemics,
                  landslides, earthquakes, floods and washouts;

         (b) Strikes or other industrial disturbances which could not reasonably be prevented;

         (c) Acts of the enemy including but not limited to wars, blockades or insurrections;

         (d)      Riots and civil disturbance;

         (e)      Any direct  legislative or administrative  interference by the
                  Government of the Territory or the Government of the Commonwealth of Australia but in the case of any such interference by the Territory only insofar as it affects the Producers;

         (f) Hydrate obstructions of wells, lines of pipe or production facilities; and

         (g) Cessation or reduction of production from the Gas Field due to depletion or exhaustion of Proven Reserves by reason of recovery of Gas therefrom by the Producers after the date hereof where that cessation or reduction occurs after delivery of 153 PJ reduced by the amount (if any) by which the Annual Minimum Quantities have been reduced pursuant to clause 2.21(b) provided that in the case of a reduction of production the Producers are not at that time supplying natural gas from the Gas Field to a party other than the Purchaser or pursuant to the Alice Springs Contract.

         "Fuel Escalation" means an escalation (but not de-escalation) in accordance with the formula specified in Schedule E, and "Fuel Escalated" has a corresponding meaning.

         "Gas" means natural gas meeting the quality specifications stated in Schedule B.

         "Gas Delivery System" includes all wells, meters, equipment, facilities (including the Field Delivery Station), easements, permits and licences necessary to gather natural gas safely from the Gas Field, separate liquids therefrom for the purpose of producing Gas, compress and pipe Gas to the Field Delivery Station, and to test, measure and deliver such Gas.

         "Gas Field" means the natural gas reservoir or series of reservoirs within the Petroleum Lease.

         "Gas Supply Agreements" means the agreements proposed to be entered into for the purpose of implementing Recital D of this Agreement.

         "GJ" means one gigajoule and is equal to one thousand MJ.

         "Gross Heating Value" means the gross or higher heating value expressed in MJ/m3 produced by the complete combustion of one Cubic Metre of Gas with air, at a temperature of 15 degrees Celsius and at an absolute pressure of 101.325 kPa, with the Gas free of all water vapour, the products of combustion cooled to a temperature of 15 degrees celsius and the water vapour formed by combustion condensed to the liquid state.

         "Impost" means any impost deduction or charge which is a cost to a Producer in respect of the production supply or sale of Gas, and computed for all purposes hereof on a "per GJ" basis. Without limiting the generality thereof the term shall include (insofar as they relate to the production supply or sale of Gas) any rents, royalty, resources rent tax and similar taxes (notwithstanding that such taxes may be levied on all or part of the income of a Producer or of income derived from the Gas Field and from the sale of Gas or be expressed to be income taxes), levy, excise, severance tax, petroleum lease rental or pipeline licence fee but does not include any income tax (except to the extent provided above), sales tax on consumables or equipment or payroll tax.

         "Imposts Price" means any increases in Imposts per GJ recoverable by a Producer pursuant to clauses 4.50 or 4.60.

         "Independent Expert" means an independent expert appointed and acting in accordance with clause 2.60.

         "Joule" or "J" means the amount of work done when the point of application of a force of one newton is displaced a distance of one metre in the direction of the force.

         "kPa" means one kilopascal and is equal to one thousand pascals absolute.

         "Make-up Gas" means the quantity of Gas determined as set out in clause 4.20.

         "103m3" means one thousand Cubic Metres of Gas.

         "Mega CPI Escalation" means escalation or de-escalation by a percentage equal to the part of the percentage movement in the CPI which is greater than 10 percent above or below the CPI at the end of the corresponding quarter in the previous year taking the CPI for the quarter ending as at the Development Date as the base and "Mega CPI Escalated" has a corresponding meaning PROVIDED ALWAYS that if within 2 years from the date of this Agreement any new general Commonwealth consumption tax is introduced then in the quarter in which such tax shall first be charged and in the immediately succeeding quarter, the figure of 12 percent shall be substituted for the figure of 10 percent in this definition, and in the next 3 succeeding quarters the CPI at the end of the corresponding quarter in the previous year shall be deemed to be increased by 2 percent thereof.

         "Mereenie Agreement" means the Gas Purchase Agreement executed contemporaneously herewith between the Purchaser (as Purchaser) and (inter alia) the Mereenie Producers (as the same may be amended from time to time) pursuant to which the Mereenie Producers have agreed to supply Gas to the Purchaser for transportation through the Pipeline.

         "Mereenie Gas" means natural gas the subject of the Mereenie Agreement.

         "Mereenie Producers" means Magellan Petroleum (N.T.) Pty. Ltd., United Oil & Gas Co. (N.T.) Pty. Ltd., Canso Resources Limited, Moonie Oil N.L., Petromin No Liability, Transoil No Liability and Farmout Drillers N.L., and includes their respective successors and assigns under the Mereenie Agreement.

         "MJ" means one megajoule and is equal to one million joules.

         "Month" means a period commencing at 8.00 am on the first day of a calendar month and ending at 8.00 am on the first day of the next succeeding calendar month.

         "Monthly Minimum Quantity" for a Month means the Daily Minimum Quantity multiplied by the number of Days in that Month.

         "NT Imposts" means any Impost of the Territory or any authority thereof.

         "NTEC" means the Northern Territory Electricity Commission or its successors or permitted assigns.

         "Obligation Gas" means the quantity of gas nominated by the Purchaser for supply during any one Day in accordance with clause 3.23.

         "Ownership Percentages" means the respective ownership percentages of the Producers as set out in Schedule C, as amended from time to time pursuant to any assignment in accordance with clause 12.00.

         "Petroleum Act" means the Petroleum (Prospecting and Mining) Act of the Territory as amended from time to time and includes any replacement or re-enactment thereof.

         "Petroleum Lease" means Petroleum Lease Number 3 held by the Producers under the Petroleum Act and any substitute or renewal lease or other rights permitting the production of natural gas from the area the subject of the Petroleum Lease.

         "Pipeline" means the pipeline forming part of the pipeline reticulation system from the Field Delivery Station to Darwin and all of its associated apparatus and works which the Purchaser proposes to cause to be constructed.

         "Pipeline Force Majeure" means inability of the Pipeline to transmit Gas where such inability is not within the control of the Purchaser, and which the Purchaser by exercise of due diligence is unable to prevent. It is acknowledged for the purpose of this definition that any inability of the Consumers to take delivery of Gas from the Pipeline outlets shall not constitute Pipeline Force Majeure.

         "Pipeline Operator" means such company as shall from time to time contract with the Purchaser for the purchase of Gas for transmission through the Pipeline.

         "PJ" means one petajoule and is equal to one million GJ.

         "Producer" means any one of the Producers.

         "Producers" means the parties of the first to the ninth parts inclusive and includes their respective successors and permitted assigns under this Agreement.

         "Proven Reserves" means the estimated quantity of natural gas which geological and engineering data demonstrate with reasonable certainty are recoverable in the future under the economic conditions for the time being prevailing.

         "Purchaser" means the party of the tenth part and includes its successors and permitted assigns under this Agreement.

         "Representative" means Magellan Petroleum (N.T.) Pty. Ltd. or such other company appointed in its stead pursuant to clause 13.32.

         "Quarter" means a period of three (3) calendar months commencing on 1st of July or 1st of October or 1st of January or 1st of April and "Quarterly" has a corresponding meaning.

         "Recovery Payments" means the payments to be made pursuant to clause 7.10.

         "Recovery Interest Rate" means a rate of 2% above the arithmetic mean of the daily authorised dealers published discount rate expressed as a yield to maturity on 180 day bank endorsed bills of exchange in Australia over the quarter in respect of which each quarterly instalment of interest is payable pursuant to clause 7.10.

         "Schedule A Variation Notice" means a notice given pursuant to clause 3.62.

         "Shortfall Gas", "Shortfall Notice" and "Shortfall Period" have the respective meanings given in clause 3.64.

         "Territory" means the Northern Territory of Australia.

         "Warranted Quantities" at any time means the Proven Reserves then warranted by the Producers pursuant to clause 2.21.

         "Well" means any well through which natural gas is recovered or deemed to be recovered from any part of the Gas Field.

1.20 Terminology used to describe units shall be, unless otherwise stated, in accordance with Australian Standard AS1000-1979 "The International System of Units (SI) And Its Application", the Commonwealth "Weights and Measures (National Standards) Act 1960-1966" and Regulations thereunder and the Australian Gas Association booklet titled "Metric Units And Conversion Factors For Use In The Australian Gas Industry".

1.30     The singular number shall include the plural and vice-versa.

1.40     Any reference to time shall be to Central Standard Time.

1.50 The headings in this Agreement are for convenience only and shall not affect its construction.

2.00     PRELIMINARY

2.10     Separate Agreements with Each Producer

2.11 This Agreement shall be construed as a separate agreement between the Purchaser and each Producer for the sale of its Ownership Percentage of the Gas to be delivered to the Purchaser hereunder.

2.12 The liability and obligations of each Producer under this Agreement are, except where expressly otherwise stated, several. In the event of any breach of any joint obligation or warranty on the part of the Producers hereunder each Producer's liability shall be limited to its Ownership Percentage of the liability which but for this provision such Producer would have incurred.

2.13 Failure of a Producer to carry out its obligations under this Agreement shall not release any other Producer, or the Purchaser in respect of its obligations to any such other Producer, from any of their respective obligations under this Agreement. No Producer shall be responsible for the obligations of any other Producer under this Agreement.

2.20     Gas Reserves

2.21     (a)      Subject  to  paragraphs  (b)  and  (d)  and to clause 3.67 the
                  Producers jointly warrant to the Purchaser that at any given time during the continuance of this Agreement there will exist
                  Proven Resources within the Gas Field (in addition to the reserves warranted for the Alice Springs Contract) of not less than the aggregate of the Annual Minimum Quantities remaining at that time to be delivered under this Agreement.

         (b) By notice to the Purchaser given not later than two years after the Date of Initial Delivery the Producers jointly may vary the warranty provided for in Clause 2.21(a) by reducing for all purposes of this Agreement the amount of the Annual Minimum Quantity specified in Schedule A in respect of any one or more of the Contract Years numbers 20 to 26 in which event the Dedicated Quantity shall be reduced by an amount equal to l50% of such reduction and the warranty provided for in clause 2.21(a) shall on and from the date of such notice become and be deemed to be a warranty by the Producers jointly to the Purchaser of the then present existence within the Gas Field of Proven Reserves (in addition to the reserves warranted for the Alice Springs Contract) of not less than the aggregate of:

                  (i) the Annual Minimum Quantity for the first 19 years of the term of this Agreement; and

                  (ii) the Annual Minimum Quantity (if any) as varied by the Producers for the Contract Years 20 to 26;

                  and still to be delivered during the term of this Agreement.

         (c) The remedies of the Purchaser for any breach of this warranty by the Producers shall be limited to those provided by clauses
                  3.40 and 10.20 respectively.

         (d) The Producers shall not be liable for breach of warranty under this clause where reserves of natural gas within the Gas Field are lost destroyed or cease to be recoverable by reason of Force Majeure.

2.22 The Producers jointly undertake that so long as this Agreement continues there shall be furnished to the Purchaser at annual intervals a report by an independent reservoir engineer estimating the Proven Reserves in the Gas Field and the annual production capacity of the Gas Field over its life from the then existing Wells.

2.23     So long as this Agreement continues each Producer:

         (a) Dedicates and commits exclusively to the fulfilment of its obligations under this Agreement its interest in that quantity of natural gas within the Gas Field which is equal to its Ownership Percentage of the Dedicated Quantity (in addition to its percentage of the Maximum Delivery Obligations as defined in the Alice Springs Contract still to be delivered pursuant to that Contract).

         (b) Will not supply sell or use any of the natural gas from the Gas Field otherwise than for the purposes of performing its future supply obligations under this Agreement and the Alice Springs Contract except as provided in clauses 2.24, 2.25,
                  2.26 and 2.26A hereof and except for such gas as may be used or lost in drilling development, testing, producing, processing, compression and other similar operations on the Petroleum Lease and/or in preparing treating or transporting Gas for the purposes of this Agreement and except for gas which may be unavoidably lost in operations conducted in accordance with good oilfield practice.

2.24 In the event that from time to time all or any of the Producers establish to the reasonable satisfaction of the Purchaser that the reserves in the Gas Field exceed the quantity sufficient to enable each Producer to perform its future supply obligations under this Agreement in Contract Years 1 to 20 inclusive (including contingent obligations under clause 3.60 unless and until the Purchaser has agreed, or an Independent Expert has certified pursuant to clause 2.25(c) , that the Mereenie Producers have proven their ability to maintain future supplies of Mereenie Gas on a continuous basis) then:-

         (a) the Producers jointly shall have the right to increase their rate of production from the Gas Field beyond the level required for the Purchaser's purposes to a level which is unlikely in the reasonable opinion of the Purchaser to jeopardise the Purchaser's supply entitlements hereunder; and

         (b) each Producer shall have the right to sell its interest in such increased production other than under this Agreement.

2.25     (a)      In the event that  any Excess Proven Reserves  are established from time to time by the report of the independent reservoir engineer required pursuant to clause 2.22 any Producer subject to paragraph (b) of this clause shall be at liberty to sell its interest in such Excess Proven Reserves from time to time other than under this Agreement.

         (b) In the event that the Purchaser disputes the report of the said independent reservoir engineer, the Purchaser shall have the right of access to all relevant information for the purpose of reviewing the said report and failing agreement after such review the dispute shall be determined by an Independent Expert.

         (c)      (i)      In the event that at any time during the term of this
                           Agreement  any  Producer is  of the opinion  that the
                           Mereenie Producers  have established their ability to
                           supply  Mereenie Gas in the contracted  quantities on
                           a continuous basis then  it may request the Purchaser
                           to review  its  requirements  in  respect  of  Excess
                           Proven  Reserves  and  the  Purchaser shall thereupon
                           review   the  production   record  of   the  Mereenie
                           Producers and also its said requirements and may agree to reduce the quantity of Proven Reserves which constitutes Excess Proven Reserves.

                  (ii) In the event that the Purchaser fails to agree to reduce the quantity of Proven Reserves which constitutes Excess Proven Reserves, either to the Producer's satisfaction or at all, the Producer may refer the question to an Independent Expert, who shall review the production record of the Mereenie Producers, reach a determination as to the ability of the Mereenie Producers to maintain future continuous supply of Mereenie Gas in the contracted quantities, and (if appropriate) require the Purchaser to agree to a new basis for the calculation of Excess Proven Reserves.

                  (iii) No request made by a Producer under paragraph (i) of this sub-clause, nor any determination by an Independent Expert under paragraph (ii) of this sub-clause, shall require the Purchaser to agree to reduce the amount to be deducted from total Proven Reserves in calculating Excess Proven Reserves below the aggregate of:

                           (A) 200% of the Annual Minimum Quantities still to be supplied pursuant to this Agreement; and

                           (B) the Maximum Delivery Obligations as set out in Column B of Schedule II of the Alice Springs Contract still to be delivered pursuant to that Contract.

2.26     (a)      No Producer  shall  without the  prior written consent  of the
                  Purchaser sell or offer to sell any quantity of natural gas from the Gas Field until it shall have for a period of 30 days offered that quantity for sale to the Purchaser at the same price (including provisions for escalation as to price) as it would be prepared to sell the same to any other party.

         (b) If the Purchaser fails or declines to accept the offer within such 30 days, the Producer shall be at liberty for a period of 180 days thereafter to sell that quantity to another party at a price not less than that price or on terms or conditions conferring economic benefits on the Producer over the life of the contract at least equivalent to that price.

         (c) In the event of the Purchaser accepting the offer in respect of price the Purchaser and the Producer shall negotiate in good faith the terms and conditions of a purchase contract.

         (d) In the event that a contract is not executed by the expiration of 60 days after acceptance of price (or such longer period as the parties shall agree upon) further negotiations shall be abandoned and the Producer shall be at liberty for a period of 180 days thereafter to sell that quantity to another party at a price not less than that price or on terms or conditions conferring economic benefits on the Producer over the life of the contract at least equivalent to that price.

         (e) The Purchaser covenants to keep confidential any offer made by any Producer.

2.26A.   (a)      Notwithstanding the provisions of clauses 2.23, 2.24, 2.25 and
                  2.26 hereof  in the event  that the  Mereenie Producers  shall have given notice to the Purchaser as  contemplated  in clause
                  3.64  hereof  of  an   anticipated   failure  in  delivery  of
                  contracted quantities pursuant to the Mereenie Agreement then in the absence of receipt of a Shortfall Notice from the Purchaser each of the Producers shall be at liberty to supply to the Purchaser on behalf of the Mereenie Producers its Ownership Percentage of the Gas which the Mereenie Producers would otherwise fail to deliver; and in so doing a Producer shall not be in breach of any of the provisions of the said clauses 2.23, 2.24, 2.25 and 2.26 hereof.

         (b) Any such supply of Gas by a Producer on behalf of the Mereenie Producers shall be deemed to have been made pursuant to clause
                  3.41 (b) of the Mereenie Agreement and the Producer shall not be entitled to any payment from the Purchaser in respect thereof (the intention being that the Producers will seek payment of an agreed amount from the Mereenie Producers).

2.27     (a)      The Purchaser shall not sell or offer to sell Gas delivered to it pursuant to this Agreement except to the Consumers or the Pipeline Operator or as provided for in clause 2.28.

         (b) The Purchaser shall so far as it lies within its reasonable capacity ensure that Gas delivered to it pursuant to this Agreement is not sold by the Pipeline Operator to any party other than a Consumer, or as provided for in clause 2.28, and is not sold by any Consumer to any party for the purpose of resale or reticulation to the public.

2.28     (a)      The Purchaser may advise the Producers jointly by notice in writing:

                  (i) If the Annual Minimum Quantity for the Contract Years remaining under this Agreement is in excess of the quantity of Gas required by the Purchaser in those Contract Years ("the Excess Take or Pay Quantity"); and

                  (ii) The price at which and the material terms upon which the Purchaser would be prepared to sell the Excess Take or Pay Quantity ("the Offered Price and Terms").

         (b) The Producers jointly may at their option by notice in writing to the Purchaser given not later than 90 days after receipt of a notice provided for in clause 2.28(a) elect to either:

                  (i) Purchase in their respective Ownership Percentages the Excess Take or Pay Quantity from the Purchaser upon the Offered Price and Terms; or

                  (ii) Reduce the Annual Minimum Quantity in the relevant Contract Years by the amount of the Excess Take or Pay Quantity and reduce the amount of the Dedicated Quantity by 125% of that reduction.

         (c) In the event that the Producers do not jointly exercise either of the options provided for in clause 2.28 (b) within the time therein provided the Purchaser shall be at liberty for a period of 180 days thereafter to sell the Excess Take or Pay Quantity to another party upon the Offered Price and Terms or on terms having not less than equivalent economic benefits for the Purchaser.

         (d)      If the Purchaser  has made a  confirmation  pursuant to clause
                  3.52 then the provisions of this clause 2.28 shall not apply in respect of that Gas.

2.30     Pipeline

2.31 The Purchaser shall at no cost to the Producers complete all necessary arrangements to cause to be constructed and commissioned the Pipeline and the gas fired power station at Darwin by 31st December 1987 in order to take delivery of all Gas to be purchased under this Agreement PROVIDED THAT the Purchaser shall have no further obligation under this clause 2.31 if this Agreement is terminated pursuant to clause 9.30.

2.32     The Purchaser  shall  give  not  less  than  one year's  notice  to the
         Producers  jointly   of  the  anticipated   date   of  commencement  of
         commissioning of the Pipeline.

2.33 The Purchaser shall give further notice thereof to the Producers jointly at quarterly intervals thereafter until commissioning actually commences.

2.34 At or prior to the giving of the notice provided for in clause 2.32 the Purchaser shall give notice to the Producers jointly of the precise location at the existing plant or some other appropriate point in or adjacent to the Petroleum Lease at which the inlet flange of the Pipeline will be constructed.

2.40     Gas Delivery System

2.41 Forthwith upon receipt of the notice from the Purchaser provided for in clause 2.32 the Producers jointly undertake that they will proceed with due diligence to render the Gas Field suitable for routine production and install the Gas Delivery System in such manner as to ensure the continuous supply of Gas in accordance with this Agreement.

2.42 The Purchaser shall have the right to inspect the working drawings of any aspect of the Gas Delivery System and to inspect the said system during and after construction.

2.43 The Producers jointly undertake that they will insure or cause to be insured the Gas Delivery System in adequate amounts for all usual insurable risks and conditions in accordance with good oil field practice both during and after construction and shall on demand produce such policies for inspection by the Purchaser.

2.44 From the date of commencement of commissioning of the Pipeline each of the Producers shall sell to the Purchaser its Ownership Percentage of, and the Purchaser shall purchase, Gas required by the Purchaser for commissioning purposes.

2.50     Development Work

2.51     (a)      Subject to the provisions of this clause the Producers jointly undertake that they will from time to time during the term of this Agreement duly carry out in accordance with good oil field practice and in a cost-effective manner such work
                  ("Development Work") as is necessary for the development of the Gas Field to ensure that the Gas Delivery System will have the delivery capacity and will be able to deliver to the Purchaser on any Day during the term of this Agreement the maximum quantity of Gas which the Purchaser is entitled pursuant to clause 3.23 to nominate for delivery on any Day, namely the Daily Peak Demand Quantity but ignoring in the absence of a Schedule A Variation Notice any possible increase in such Daily Peak Demand Quantity which may result from such a Notice.

         (b)      Development   Work  for  the  purpose  of  the  definition  in
                  paragraph (a) shall subject however to the provisions of clauses 2.53 and 2.54 include but not be limited to the following:

                  (i)      rendering   the   Gas  Field   suitable  for  routine
                           production,

                  (ii)     installing   the   Gas   Delivery  System   and   any
                           modifications and expansions thereof,

                  (iii)    drilling of Additional Wells;

                  (iv)     completing  all   successful   Additional  Wells  and
                           connecting same to the Gas Delivery System; and

                  (v) further work as may be required by the Purchaser pursuant to clause 2.56.

         (c) Without prejudice to the provisions of clause 2.53 the Producers jointly undertake that they will from time to time prepare and deliver to the Purchaser plans and revisions thereof for the carrying out of Development Work ("Development Plans") together with budgets and cost estimates in respect thereof itemised in reasonable detail so as to permit the Purchaser to review the same PROVIDED ALWAYS that neither the opportunity for such review nor a failure by the Purchaser to respond to the Producers in respect thereof shall be deemed to estop the Purchaser from exercising its rights under clause 2.57.

2.52     (a)      The Gas Delivery System  shall  have  sufficient  capacity  in accordance with good oil field practice to deliver to the Purchaser the Daily Peak Demand Quantity on any Day but subject always to clause 3.22(a) and ignoring in the absence of a Schedule A Variation Notice any possible increase in such Daily Peak Demand Quantity which may result from such a Notice.

         (b) The Purchaser, having particular regard to the fact that Gas is to be supplied under this Agreement for the purpose of generating electric power for public consumption, acknowledges the need for the Gas Delivery System to have excess or redundant capacity.

         (c) The type, size, location and all other matters relevant to the Gas Delivery System shall be as determined by the Producers jointly after consultation with the Purchaser.

2.53     (a)      The Producers  jointly  shall  notify  the  Purchaser  of  the proposed location, depth and cost of each Additional Well proposed by them as Development Work.

         (b) With respect to not more than nine (9) Additional Wells proposed by the Producers the same shall constitute Development Work to the extent only to which they are in each case planned, drilled and, if appropriate, completed and connected to the Gas Delivery System in accordance with good oil field practice and in a cost-effective manner and subject to such other paragraphs of this clause as shall be applicable.

         (c) In the case of each of the first four (4) Additional Wells proposed by the Producers (or such lesser number as they propose):

                  (i) Each Well shall constitute Development Work unless the Purchaser notifies the Producers jointly within 30 days of receipt of the Producers' proposal that it does not accept the proposal in respect of that Well as Development Work based on expert opinion and provides details of the reasons for that opinion.

                  (ii) If the Purchaser so notifies them the Producers jointly may either:

                           (A) before proceeding with the proposal have the question determined by an Independent Expert, who shall, if supplied with sufficient data for that purpose, propose an alternative location for any proposed Well which he rejects as Development Work, or

                           (B) proceed with the proposal without first having the question determined but without prejudice to their right to claim the same as Development Work pursuant to clause 2.51 and without prejudice to the Purchaser's right to dispute that such Additional Well constituted Development Work and in such case to have the question referred ex post facto to an Independent Expert and (if such Independent Expert confirms that such Additional Well did constitute Development
                                    Work) without prejudice to clause 2.57.

         (d) In the case of each of the next five (5) Additional Wells (if any) so proposed by the Producers:

                  (i) No Additional Well shall constitute Development Work unless the Purchaser accepts the proposal for that Well as Development Work or unless an Independent Expert determines that the proposal (or an alternative location if appropriate) constitutes Development Work.

                  (ii) If the Purchaser does not accept a proposal by the Producers within 30 days of receipt of the proposal under paragraph (a) an Independent Expert shall determine the question subject to the following provisos:

                           (A) in the case of all five (5) Additional Wells, he shall not determine the question in favour of the Producers unless he first satisfies himself that the Proven Reserves remaining in the Gas Field exceed the Warranted Quantities,

                           (B) in the case of each of the 7th to 9th Additional Wells, he shall not determine the question in favour of the Producers unless he also first satisfies himself that further Development Work is economically justifiable to the Purchaser, and

                           (C) where the Independent Expert is satisfied on each of the matters referred to in subparagraphs (A) and (B) above he shall, if supplied with sufficient data for that purpose, propose an alternative location for any proposed Well which he nevertheless rejects as Development Work.

                  (iii)    For  the  purpose  of  determining   whether  further
                           Development Work is economically justifiable to the Purchaser it is agreed that:-

                           A. further Development Work shall not be deemed economically justifiable if at the relevant time the delivered cost of Gas in Darwin (comprising the prevailing Contract Price for Gas, plus Recovery Payments calculated as if the costs of the proposed Development Work had been incurred, plus the cost of transportation of Gas to Darwin through the Pipeline) would exceed the deemed delivered cost of diesel fuel in Darwin (as provided in paragraph (iii) below) having an equivalent energy content; and

                           B. further Development Work shall be deemed economically justifiable if at the relevant time the aforesaid delivered cost of Gas in Darwin is equal to or less than the deemed delivered cost of diesel fuel in Darwin having an equivalent energy content.

         (iv) For the purpose of the preceding subparagraph (iii) the deemed delivered cost of diesel fuel in Darwin shall be whichever is the higher of:-

                  (a) the then prevailing delivered cost of diesel fuel in Darwin and

                  (b) $460 per tonne (being the current delivered cost of diesel fuel in Darwin), escalated since the Development Date to the relevant time in proportion to movements in the CPI.

2.54     (a)      The  Producers  jointly  shall  from  time to time  notify the
                  Purchaser of Additional  Wells,  in addition to the Additional
                  Wells referred to in clause 2.53, which the Producers jointly and reasonably determine are required to be drilled to ensure that the Gas Delivery System has and will continue to have the delivery capacity and will be able to deliver to the Purchaser on any Day the Daily Peak Demand Quantity.

         (b) The drilling of such Additional Wells shall form part of Development Work if the Producers and the Purchaser shall mutually agree upon the location and other matters relevant to the drilling of such Additional Wells.

         (c) In the event that the Purchaser fails within 60 days to agree to the drilling of any Additional Well in accordance with paragraph (b) the Producers shall not be obliged to drill any such Additional Well or carry out such work and the provisions of clause 2.55 shall at the request of the Producers apply.

2.55 After the expiration of one (1) month after any proposed Additional Well has been rejected as Development Work under clause 2.53 or any disagreement occurring as referred to in clause 2.54 and at intervals of not less than two years thereafter the Producers jointly may from time to time by notice to the Purchaser elect to vary either downwards or upwards the Annual Minimum Quantity by a percentage specified by the Producers jointly any such variation to take effect from the commencement of the next Contract Year PROVIDED HOWEVER as follows:

         (a) No increase under this clause shall have the effect of increasing the relevant quantities above the quantities applying for the relevant Contract Year at the date of execution of this Agreement;

         (b) No decrease under this clause shall have effect to the extent that it shall diminish the Purchaser's entitlement to be supplied with the Warranted Quantities or such lesser quantity as may be determined under paragraph (c);

         (c) In the event that an Independent Expert certifies that the failure of the Purchaser to agree to the drilling of any Additional Well under clause 2.53 or clause 2.54 is the cause of the reduction in a Producer's ability to supply its Ownership Percentage of the Warranted Quantities then a decrease under this clause may take effect to the extent of such reduction.

2.56     (a)      Without diminishing  the extent of the  Producers' obligations under clause 2.51, in the event that the Purchaser is of the opinion that the Proven Reserves and production capacity are insufficient for the purpose of ensuring that each Producer can perform its future supply obligations under this Agreement
                  (including contingent obligations under clause 3.60) then the Purchaser may by notice to the Producers jointly require them to carry out as provided in this clause 2.50 such further
                  Development Work as may in the opinion of the Purchaser be necessary.

         (b) In the event that the Producers jointly dispute the opinion of the Purchaser referred to in paragraph (a) the Producers will not be required to carry out as provided in this clause 2.50 any such further Development Work unless and until an Independent Expert certifies that such further Development Work as he specifies in the certificate is necessary.

         (c) Upon receipt of a certificate by an Independent Expert as provided in paragraph (b) the Producers shall promptly carry out as provided in this clause 2.50 the further Development Work certified therein.

2.57     (a)      Following  completion  of each  item of  Development Work  the
                  Producers jointly shall promptly provide to the Purchaser a full accounting (supported by relevant technical information and copies of or access to invoices, orders, contracts and the like) of the costs thereof in order to permit the Purchaser to review and/or audit the same.

         (b) If the Purchaser is of the bona fide opinion, having regard to inspections under clause 2.42 and to the information provided under paragraph (a) of this clause, that any Development Work has not been carried out in accordance with good oilfield practise or in a cost-effective manner having regard to circumstances prevailing at the time then it shall within sixty (60) days of receipt of the said information communicate such opinion to the Producers jointly and, in the absence of agreement being reached between the parties, may refer the question to an Independent Expert.

         (c) To the extent, if any, to which the Producers jointly shall agree or an Independent Expert shall determine that any costs of Development Work have been incurred as a result of failure to observe good oilfield practise or failure to cause Development Work to be carried out in a cost-effective manner having regard to the circumstances prevailing at the time, such costs shall not constitute Development Expenditure.

2.58 Nothing herein contained shall be deemed to prevent the Producers at their own risk and expense undertaking any work on the Gas Field.

2.60     Independent Expert

         (a) For the purposes of this Agreement an Independent Expert shall be an expert in the field in question agreed by the parties or in the absence of agreement determined by the Chairman for the time being of the Australian Petroleum Exploration Association (or its successor) or his nominee on the application of either party with notice to the other.

         (b) An Independent Expert shall act as an expert and not as an arbitrator.

         (c) An Independent Expert shall furnish with all reasonable expedition a certificate as to his decision on any matter in dispute between the parties and such decision shall be final and binding.

         (d) Each party shall have the right to make written submissions to an Independent Expert, to receive copies of each other's submissions and to reply thereto, such right to be exercised promptly.

         (e) The costs of an Independent Expert shall be borne as to one half by the Purchaser and as to the remaining half by the Producers in proportion to their respective Ownership Percentages.

3.00     PURCHASE AND SALE OF GAS

3.10     Term of Agreement

         This Agreement shall continue in effect until the expiration of Twenty-five (25) years from the Date of Initial Delivery (but subject to clause 4.20(b)) or until the Dedicated Quantity of Gas shall have been delivered to the Purchaser whichever shall be the earlier.

3.20     Quantity of Gas

3.21     (a)      Upon and subject to the terms and conditions contained in this
                  Agreement each of the Producers severally agrees to sell and deliver in each Month of each Contract Year:

                  (i) its Ownership Percentage of the Monthly Minimum Quantity of Gas;

                  (ii) its Ownership Percentage of such additional Gas (not being Gas committed to other contracts in any manner permitted by the terms hereof) as the Purchaser may require under clauses 3.22 and 3.24, and

                  (iii) its share of Default Gas due under clause 3.47,

                  and upon and subject to the terms and conditions contained in this Agreement the Purchaser agrees to purchase and take delivery of the same.

         (b) In each Month of each Contract Year the Purchaser's obligation to purchase the Monthly Minimum Quantity for that Month shall be reduced by the aggregate of:

                  (i) any portion of the Monthly Minimum Quantity not tendered for delivery in that Month whether by reason of permitted interruption pursuant to clause 3.33 or pursuant to clause 3.66 or otherwise;

                  (ii) any portion of the Monthly Minimum Quantity which the Purchaser has been excused from accepting:

                           (A)      by Force Majeure affecting the Producers; or

                           (B)      by Pipeline Force Majeure.

                  (iii) all excess quantities which the Purchaser is entitled to credit against the Monthly Minimum Quantity for that Month pursuant to clause 3.25 (that is, not exceeding one half of the Monthly Minimum Quantity).

         (c)      If in any  Month  the  Purchaser  fails  to take  the  Monthly
                  Minimum Quantity  reduced if applicable  pursuant to paragraph
                  (b) the Purchaser shall pay the Contract Price for the quantity not so taken as if the same had been delivered during that Month subject always to refund if the Gas Field becomes depleted in accordance with clause 4.30.

3.22 Subject to clause 3.24 and to any interruptions under clause 3.33, throughout the term of this Agreement from the Date of Initial Delivery Gas shall be delivered to the Purchaser on each Day at the rate required by the Purchaser up to:

         (a) the Daily Peak Demand Quantity on not more than 50 Days in any Contract Year; and

         (b)      the Daily Maximum Quantity on other Days.

3.23     The following nomination procedures shall be followed:

         (a) The Purchaser may on not more than two occasions during a Day nominate:

                  (i) the rate at which delivery of Gas is required (not exceeding the quantities provided for in clause 3.22) and not in any event exceeding the quantity which on that Day the Purchaser is entitled to have accepted for transmission through the Pipeline and which the Pipeline is capable of accepting on that Day; and

                  (ii) the Day and hour when such nomination shall take effect not being less than four hours from the time of nomination,

                  the parties shall agree on more frequent nomination procedures and shorter nomination times under paragraph (ii) in the event that the Gas Delivery System is automated or for any other reason is able to accommodate such changes.

         (b) The total quantity of Gas which would be delivered by all Producers during any Day if delivery was to occur at the nominated rate or rates shall constitute Obligation Gas.

         (c) All nominations may be made by telephone but shall be confirmed by written notification within 24 hours.

         (d) Delivery shall be maintained at the rate specified in the Purchaser's most recent nomination until superseded by a later nomination.

         (e) The Purchaser shall prior to the commencement of every Contract Year give notice to the Producers jointly of:

                  (i) Its likely annual requirements of Gas for the next five Contract Years;

                  (ii) Its likely Monthly requirements of Gas for the next twelve Months.

         (f) The Purchaser shall prior to the commencement of each Month give notice to the Producers jointly of its likely daily requirements of Gas for that Month.

3.24 If on any Day or Days the Purchaser requires amounts of Gas at a rate in excess of the Daily Peak Demand Quantity or (if the number of Days upon which the Daily Peak Demand Quantity has been nominated in any Contract Year is equal to or more than 50) the Daily Maximum Quantity it may request by notice given to the Producers jointly that deliveries be made at such rate and each Producer will deliver its Ownership
         Percentage of Gas at such rate PROVIDED HOWEVER that if a Producer is unable to do so having regard to the capacity of the then existing Gas Delivery System it shall notify such inability to the Purchaser and shall not be obliged to deliver Gas in excess of its Ownership Percentage of the Daily Peak Demand Quantity or the Daily Maximum Quantity as the case may be.

3.25     (a)      In the event  that  in  any  Month of any  Contract  Year  the
                  Purchaser  purchases  and takes  Gas in excess of the  Monthly
                  Minimum Quantity less any increase therein effected pursuant to a Shortfall Notice plus all Make-up Gas accumulated up to and including that Month, such excess shall be carried forward and credited against the Purchaser's subsequent commitments to purchase and take the Monthly Minimum Quantity.

         (b) No credit pursuant to paragraph (a) shall reduce the Purchaser's commitments to purchase and take below one half of the Monthly Minimum Quantity in any Month. Any credit remaining after any reduction to such level shall be carried forward as a credit in a subsequent month or months.

         (c) If by the application of a credit pursuant to paragraph (a) the Purchaser in any Month shall purchase and take less than the Monthly Minimum Quantity in that Month then the quantity of Gas equivalent to the difference between the Monthly Minimum Quantity in that Month and the quantity actually purchased and taken by the Purchaser in that Month shall at the option of the Producers jointly be debited against the Dedicated Quantity.

3.26 The Purchaser shall use reasonable endeavours to ensure that on each Day during the term of this Agreement it purchases from each Producer that Producer's Ownership Percentage of 80% of the Purchaser's Excess Requirements of Gas on that Day.

         For purposes of this clause the Purchaser's Excess Requirement of Gas means in respect of any Day so much of the Purchaser's requirements of Gas on that Day as exceeds the aggregate of the Daily Minimum Quantity and the Daily Minimum Quantity as applicable for that Day under the Mereenie Agreement, but does not exceed 125% of that aggregate.

3.30     Continuity of Supply

3.31     It is an  essential  term  of  this  Agreement  that  supply  of Gas in
         accordance   with  this  Agreement   shall  commence  at  the  time  of
         commissioning of the Pipeline as notified pursuant to clause 2.30.

3.32 Subject to the terms of this Agreement each Producer undertakes that it will throughout the term of this Agreement maintain continuity of supply to the Purchaser at the inlet flange of the Pipeline of its Ownership Percentage of the Purchaser's requirements of Gas in accordance with this Agreement.

3.33 The Producers jointly may nevertheless interrupt supply to perform reservoir tests and evaluations in accordance with and subject to the following limitations and procedures:

         (a) Each interruption shall not exceed the following durations and frequencies:

         Contract Years                Maximum                   Maximum
         Years                         Duration                  Frequency
         --------------------------------------------------------------------

         1 to 5 inclusive              120 hours                 Quarterly
         6 until contract              120 hours                 Half Yearly
         expiration

         (b) The dates and times chosen for testing shall be arranged with the Purchaser and with the Pipeline Operator and with the Mereenie Producers as far as possible in advance and shall always unless otherwise agreed correspond with periods of low demand for electricity and shall not unless otherwise agreed correspond with periods of interruption under the Mereenie Agreement.

         (c) The Producers jointly shall be allowed additional interruptions for unforeseen and unscheduled events (not constituting Force Majeure) not exceeding a total of forty-eight (48) hours in each year.

         (d) In the event of any interruption in transmission through the Pipeline or cessation of electricity production at any of the power stations the Purchaser may notify the Producers jointly and the Producers jointly undertake to use their best endeavours to carry out testing during such interruptions in lieu of those provided for in this clause.

3.34 Whenever a Producer becomes aware that it cannot or may become unable to maintain continuity of supply in accordance with this Agreement it shall forthwith advise the Purchaser and the Mereenie Producers of that fact so as to enable the Purchaser at the earliest possible time to make arrangements for purchase of Gas from the Mereenie Producers.

3.40     Failure to Supply

3.41 In the event that for any reason other than Force Majeure or permitted interruptions under clause 3.33 a Producer fails to deliver its Ownership Percentage of Obligation Gas on any Day then that Producer ("the Defaulting Producer") shall be deemed to have made default in delivery of the quantity of Gas equivalent to its Ownership Percentage of the quantity of Obligation Gas on that Day minus the quantity of Gas actually delivered on that Day by the Defaulting Producer ("Default Gas") and the following provisions of this clause 3.40 shall apply PROVIDED THAT the Defaulting Producer shall be deemed not to have made default in delivery as aforesaid if:

         (a)      (i)      such failure does not exceed two continuous Days;

                  (ii) the Defaulting Producer delivers not less than its Ownership Percentage of the Daily Minimum Quantity on that Day; and

                  (iii) the Defaulting Producer delivers within the following two days an additional quantity of Gas equivalent to the quantity of Default Gas.

         or

         (b) the Defaulting Producer delivers or procures the delivery of Gas or natural gas with specifications to which the Purchaser has agreed from a source other than from the Petroleum Lease to the Field Delivery Station or any other field delivery station linked to the Pipeline and the Defaulting Producer shall be duly paid the Contract Price for any such gas.

         or

         (c) clause 3.66 operates to relieve the Defaulting Producer of a default.

3.42 Upon a Defaulting Producer making default in delivery as aforesaid the Defaulting Producer shall have the opportunity to supply to the Consumers at their various points of consumption other energy in a form compatible with the power generation equipment of NTEC and having an energy content in whole or in part equivalent to the Default Gas. Any such other energy shall be supplied at the cost and risk of the Defaulting Producer without charge to the Consumers, and the Purchaser shall duly pay for such other energy so supplied the Contract Price for Gas having an energy content equivalent thereto.

3.43 If the Defaulting Producer shall have made default in delivery as aforesaid and if that Producer shall not have delivered other energy in exercise of its right under clause 3.42 then the Defaulting Producer shall subject to clause 3.43A promptly pay and reimburse to the Purchaser by way of liquidated damages the amount (if any) by which the Delivered Cost of Substitute Energy exceeds what would have been the Contract Price of an amount of Obligation Gas deliverable by the Defaulting Producer having an energy value equivalent to the Substitute Energy but not exceeding the energy value of the Default Gas provided that such Substitute Energy shall be obtained as far as practicable in the circumstances at the least cost.

         For the purpose of this clause:

         (a) The term "Delivered Cost" shall mean the unit cost actually incurred by NTEC or which would have been incurred by NTEC had it been the Consumer in relation to the relevant Substitute Energy; the cost actually incurred by any other Consumer (whether greater or smaller) shall be irrelevant;

         (b) The term "Substitute Energy" shall mean the total quantity of energy actually consumed by all Consumers at their various points of consumption for the purpose of maintaining their power generation or other operations as a result of the Defaulting Producer having made default in delivery as aforesaid.

         (c) If any Substitute Energy is held in stock by the Consumers it shall be costed on a replacement basis from the Consumers' inventory at the relevant point of consumption.

3.43A Where on any Day the amount of Obligation Gas exceeds the Daily Maximum Quantity (the difference being hereinafter called "the Excess Amount") then the Defaulting Producer's obligation to pay liquidated damages in regard to such Excess Amount under clause 3.43 shall be reduced by 90%.

3.44 The Purchaser shall at the request of any Producer permit a registered company auditor nominated by that Producer to have access to such of the books and records of the Purchaser as may be necessary to check any claims by the Purchaser pursuant to clause 3.43.

3.45 Save as provided in this clause 3.40 no Producer shall be liable to the Purchaser or any of the Consumers (and the Purchaser shall indemnify and keep indemnified each Producer against any such liability) for any other or consequential loss or damage resulting from the failure of a Producer to supply its Ownership Percentage of any Obligation Gas during the term of the agreement including inability to generate electricity loss of electricity supply or loss of profits. No Producer shall in any event be liable for any liability incurred by the Purchaser under the Gas Supply Agreements.

3.46 It shall be no defence to any action by the Purchaser for recovery of damages pursuant to clause 3.43 that the Purchaser shall not have personally incurred the cost of the Substitute Energy where such Substitute Energy has been acquired by the Consumers or any of them.

3.47 If a Producer becomes a Defaulting Producer under this clause each other Producer shall be obliged to deliver each Day on the terms and conditions herein contained a quantity of Gas equal to the proportion of Default Gas which its Ownership Percentage bears to the aggregate Ownership Percentages of all Producers other than the Defaulting Producer.

3.50     The Final Contract Years

3.51 A Producer ("the Notifying Producer") may at any time prior to 1st January in the 20th Contract Year give notice to the Purchaser that it desires to sell to a third party natural gas from the Gas Field which but for this clause it would be required to sell in the Contract Years numbered 21 to 26 inclusive ("the Final Contract Years").

3.52 Except in Contract Years 1 to 10 inclusive (during which period this clause 3.52 shall not apply) the Purchaser may after receipt of such notice give notice to the Notifying Producer affirming this Agreement in respect of the Final Contract Years, in which case this Agreement (so far as it is a separate agreement with the Notifying Producer) shall continue in full force and effect according to its terms and the notice given pursuant to Clause 3.51 shall be of no force or effect.

3.53 Forthwith upon receipt of any notice from a Notifying Producer given in Contract Years 1 to 10 pursuant to clause 3.51, or in any subsequent Contract Year if the Purchaser fails to give notice to a Notifying Producer pursuant to Clause 3.52 within sixty (60) days after receipt of that Producer's notice under Clause 3.51, then:-

         (a) The Notifying Producer shall have no obligation to deliver any Gas in the Final Contract Years and all references in this Agreement to Annual Minimum Quantities, Monthly Minimum Quantities and the like shall in respect of the Notifying Producer be read down accordingly

         (b) the Notifying Producer may sell to a third party the Gas which it is no longer obliged to deliver to the Purchaser in the Final Contract Years

         (c) the Dedicated Quantity shall be reduced by the Notifying Producer's Ownership Percentage of 50 PJ, and

         (d) in all other respects this Agreement shall continue in full force and effect.

         (e) The Purchaser may by notice to each Producer other than the Notifying Producer amend this Agreement (so far as it relates to each such other Producer) in the same respects (mutatis mutandis) as provided in paragraphs (a) and (c) above, and paragraphs (b) and (d) above shall also apply (mutatis mutandis) in respect of each such other Producer.

3.60     Failure of Delivery under the Mereenie Agreement

3.61 The Producers, having regard to the fact that natural gas is to be supplied under both this Agreement and the Mereenie Agreement for the purpose of generating electric power for public consumption, jointly acknowledge that the Purchaser requires continuous delivery of the Gas the subject of each such Agreement according to their respective terms.

3.62 If the Mereenie Agreement shall at any time be terminated by either the Purchaser or the Mereenie Producers then the Purchaser may give notice to the Producers jointly of such termination (a "Schedule A Variation Notice") which shall specify that the Purchaser requires each Producer to supply to the Purchaser upon and subject to the terms and conditions contained in this Agreement its Ownership Percentage of the whole or any part of the natural gas to which the Purchaser would have become entitled to delivery under the Mereenie Agreement, and in particular shall specify:-

         (a) in Part A thereof in respect of each whole remaining Contract Year an amended Annual Minimum Quantity being the Annual
                  Minimum Quantity specified in Schedule A increased by the whole or any part of the relevant Annual Minimum Quantity specified in Schedule A to the Mereenie Agreement for that Contract Year and;

         (b) in Part B thereof in respect of each remaining whole Month of the Contract Year current at the time of such notice, an amended Monthly Minimum Quantity being the Monthly Minimum Quantity applicable under this Agreement increased by the whole or any part of the relevant Monthly Minimum Quantity applicable under the Mereenie Agreement; and

         (c) in Part C thereof, in respect of the period to the end of the then current Month, the amount of additional Gas which the Purchaser requires to be delivered on a daily basis until the end of such Month.

3.63 As from the date of receipt by the Producers of a Schedule A Variation Notice:-

         (a) Schedule A shall forthwith be varied in the manner specified in Part A of such Notice with effect from the commencement of the next succeeding Contract Year;

         (b) the Monthly Minimum Quantity applicable for each succeeding Month of the current Contract Year shall be forthwith varied in the manner specified in Part B of such Notice with effect from the commencement of the next succeeding Month, and

         (c) the Daily Minimum Quantity of Gas for each remaining Day of the current Month shall be increased in the manner specified in Part C of the said Notice with effect from the next succeeding day but subject always to clauses 3.66 and 3.67.

3.64 If from time to time or at any time during the term of the Mereenie Agreement the Mereenie Producers fail to deliver contracted quantities of Mereenie Gas or give notice to the Purchaser of an anticipated failure in delivery of contracted quantities, then provided the Purchaser has not in respect of such failure delivered a Schedule A Variation Notice the Purchaser may give notice to the Producers jointly under this Clause ("a Shortfall Notice") which shall specify:

         (a) the nature of the delivery failure or anticipated failure under the Mereenie Agreement;

         (b) the aggregate quantity of Gas which the Purchaser requires each Day to be delivered by the Producers upon and subject to the terms and conditions contained in this Agreement in substitution for Mereenie Gas ("Shortfall Gas") and

         (c) the period during which Shortfall Gas is likely to be required by the Purchaser ("Shortfall Period").

3.65 Upon receipt of a Shortfall Notice the Daily Minimum Quantity for each Day of the Shortfall Period shall be ipso facto increased by the daily quantity of Shortfall Gas specified as aforesaid, but subject always to clause 3.66.

3.66     (a)      If the Producers  are or  will  be  unable  despite their best endeavours but having regard to good oil field practice to supply upon and subject to the terms and conditions herein contained any quantity of the additional Gas required to be delivered by a Schedule A Variation Notice or a Shortfall
                  Notice then they shall forthwith jointly give notice thereof to the Purchaser and shall specify therein the extent to which and period during which they expect to be unable to supply the required quantities, the reasons therefor, and the additional
                  Development Work which in their opinion would be necessary in order to meet the Purchaser's requirements.

         (b) Upon receipt by the Purchaser of a notice given pursuant to paragraph (a) of this clause the Purchaser may either:

                  (i)      accept  the   Producers'   inability  to  supply  the
                           additional Gas specified in which case paragraph (f) of this clause shall apply, or

                  (ii) require the Producers jointly to proceed with the additional Development Work specified in the said notice, in which case paragraph (e) of this clause shall apply, or

                  (iii) refer to an Independent Expert the question of the Producers' inability to supply or the extent (if any) of the Development Work necessary to meet the Purchaser's requirements.

         (c) Upon any reference pursuant to paragraph (b) of this clause the Independent Expert shall certify as to:

                  (i) whether the Producers ought in all the circumstances (including without limiting the generality thereof the capacity of the existing Gas Delivery System) be excused from their respective liabilities for such non-delivery or any part thereof and

                  (ii) the nature and extent of the additional Development Work (if any) which would be necessary to meet the Purchaser's requirements.

         (d)      Where  the  Independent   Expert   certifies  that  additional
                  Development   Work  is  necessary  to  meet  the   Purchaser's
                  requirements the Purchaser may either

                  (i) require the Producers jointly to proceed with such additional Development Work in which case paragraph
                           (e) of this clause shall apply, or

                  (ii) accept the Producers' inability to supply in which case paragraph (f) of this clause shall apply.

         (e) Where pursuant to this clause the Purchaser requires the Producers jointly to proceed with additional Development Work then the Producers jointly undertake that they will proceed with all expedition to carry out the same and the provisions of clause 2.50 shall (mutatis mutandis) apply thereto.

         (f) Where and to the extent that pursuant to this clause the Purchaser accepts or an Independent Expert certifies that the Producers are unable to supply any part of the additional Gas requested then no Producer shall be deemed to have made default in delivery of such Gas and the Daily Minimum Quantity and Monthly Minimum Quantity for the period in question shall be reduced accordingly.

3.67 Notwithstanding the foregoing provisions of this clause 3.60 no Producer shall be obliged to supply Gas pursuant to clauses 3.62 and
         3.63 to the extent that such supply would reduce the Proven Reserves of the Gas Field below the Warranted Quantities unless and until the Purchaser shall first agree in writing that the Warranted Quantities shall be reduced to the resulting Proven Reserves.

4.00     PRICE

         Contract Price

4.10 The price payable by the Purchaser to each Producer for Gas delivered under this Agreement by that Producer shall be the Contract Price.

4.20     Make-Up Gas

         (a) If the Purchaser has paid for a quantity not taken in a Month ("the Debit Month") the Purchaser may in any subsequent Month ("Credit Months") after it has taken the Monthly Minimum Quantity as reduced in accordance with clause 3.21(b) for the relevant Month take free of charge except for payment of the difference if any in the Contract Price in the relevant Credit Month and Debit Month a quantity of Gas (hereinafter called "Make-up Gas") up to the quantity so paid for in the Debit Month PROVIDED always that Make-up Gas in respect of any one Debit Month shall not be taken before available balances in all previous Debit Months have been taken.

         (b) Notwithstanding clause 3.10 but subject to clauses 10.20 and 10.30, this Agreement shall for purposes of this clause remain on foot beyond 25 years for a period of not more than 5 years but not beyond delivery of the Dedicated Quantity, until such time as the Purchaser shall have taken delivery of all Make-up Gas to which it is entitled, and where (but for this sub-clause) this Agreement would otherwise be at an end paragraph
                  (a) shall apply on the basis that the Purchaser shall in any Month be entitled to take Make-up Gas notwithstanding that no Minimum Monthly Quantity applies for the Month, PROVIDED ALWAYS that the Purchaser's rights under this sub-clause shall be suspended for any period during which natural gas from the Gas Field is not being supplied either to the Purchaser (pursuant to a renewal or replacement agreement) or any other party but the period of 5 years referred to in this paragraph
                  (b) shall be extended by the period of any such suspension.

4.30     Refund if Gas Field Depleted

         If at any time the report of the independent reservoir engineer pursuant to clause 2.22 or any other report of a reservoir engineer acceptable to the Purchaser and the Producers establishes that Proven Reserves in the Gas Field together with Proven Reserves in an Alternate Gas Field (if any) are less than those necessary for the delivery of the remaining Gas which is required to be delivered under this Agreement (that is, less than the lesser of:-

         (a)      the  balance  of  the   Dedicated  Quantity  remaining  to  be
                  delivered or

         (b) the aggregate of the remaining Annual Minimum Quantities plus Make-up Gas)
         then the Purchaser shall be entitled to have delivered to it to the extent to the deficiency of Proven Reserves Make-up Gas in priority to any Annual Minimum Quantities. To the extent that it appears that the Purchaser will not thereby receive any quantity of Make-up Gas a Producer shall forthwith upon demand repay to the Purchaser in cash all payments made to it in accordance with paragraph (c) of clause 3.21 in respect of such amount plus interest on all such payments from the respective dates of payment at the same rate as Recovery Interest.

         For the purposes of this clause:

         (i) "Alternate Gas Field" means a gas field (other than the Gas Field) from which the Producers shall be entitled and are capable of supplying Gas for the purposes of this Agreement.

         (ii) "Proven Reserves in an Alternate Gas Field" means the quantity of Proven Reserves in an Alternate Gas Field which are at that time dedicated and committed for the exclusive purpose of supplying Gas under this Agreement.

4.40     Consumer Price Index

4.41 In the event that the CPI shall be discontinued or modified the parties shall request the Australian Bureau of Statistics to provide figures or indices which shall give an equivalent comparison to that provided by the CPI.

4.42 If the parties are unable to obtain from the Australian Bureau of Statistics figures or indices which given an equivalent comparison to that provided by the said index and are unable to agree between themselves as to such figures or indices either the Producers jointly or the Purchaser may request the President for the time being of the Institute of Chartered Accountants in Australia or his nominee to provide at each review date figures or indices which give an equivalent comparison to that contemplated by the CPI and such figures or indices shall then for the purposes of this Agreement be deemed to be the CPI.

4.50     Increase in Commonwealth Imposts

         (a) For the purpose of this Clause the Base Level of Imposts means the aggregate of N.T. Imposts and Commonwealth Imposts as at the Development Date.

         (b) If any increase of Commonwealth Imposts has the effect of increasing the aggregate of N.T. Imposts and Commonwealth Imposts to 150% or more of the Base Level of Imposts then each of the Producers shall be entitled to recover as Imposts Price in respect of Gas delivered by it any part of that increase and the amount of any subsequent increase of Commonwealth
                  Imposts which has the effect of increasing the aggregate of N.T. Imposts and Commonwealth Imposts beyond 150% of the Base Level of Imposts.

4.60     Increase in N.T. Imposts

4.61     (a)      For the purpose of this clause the Base Level of Imposts means the aggregate of N.T. Imposts and Commonwealth Imposts as at the later of the Development Date or the Date of Last Review.

         (b) If any increase or increases of N.T. Imposts has the effect of increasing the aggregate of N.T. Imposts and Commonwealth Imposts to 110% or more of the Base Level of Imposts then each of the Producers shall be entitled to recover as Imposts Price in respect of Gas delivered by it the whole of such increase or increases of N.T. Imposts which since the Development Date or the Date of Last Review (whichever is applicable) together shall have had the effect of so increasing the aggregate of the N.T. Imposts and the Commonwealth imposts. The "Date of Last Review" shall mean the date on which a Producer last became entitled to recover increases in imposts pursuant to this clause.

5.00     ADJUSTMENT OF GAS TO SPECIFICATION

5.10     Rights of Purchaser

         5.11 Without prejudice to any other rights or remedies of the Purchaser against a Producer for losses incurred, in the event that Gas tendered for delivery hereunder by any Producer (a "defaulting Producer") fails to meet any of the specifications set forth in Schedule B:-

                  (a) The Purchaser shall have the right to refuse to accept further deliveries from the defaulting Producer until such failure is rectified, and that Producer shall become liable for the cost of alternative fuel supply in accordance with clause
                           3.40. The Purchaser shall forthwith notify such refusal by telephone to the Producers jointly and shall confirm the same by written notification within 24 hours specifying the nature of the deficiency.

                  (b) The Purchaser may knowingly or unknowingly accept such Gas and may install, operate and maintain such facilities as may be required to cause such Gas to meet such specifications in which case the Purchaser shall have the right to recover from the defaulting Producer all costs incidental thereto, including fuel supply damages, depreciation, overhead and costs of capital all of which may be deducted from sums payable by the Purchaser to the defaulting Producer hereunder.

         5.12 Without prejudice to any other rights or remedies of the Purchaser against the defaulting Producer for losses incurred in the event that Gas supplied fails to achieve a minimum Gross Heating Value of 36MJ/m3, the defaulting Producer shall compensate the Purchaser for all additional costs payable by the Purchaser associated with the movement of the additional volumes of Gas through the Pipeline required to achieve the energy equivalence of Gas rated at 36MJ/m3 over the period of delivery of the specification breach. Any statement or calculation of such costs by the Purchaser shall be prima facie evidence thereof.

         5.13 It shall be no defence to any action by the Purchaser for recovery of costs pursuant to clauses 5.11 and 5.12 that the Purchaser shall not have personally incurred such costs or shall be entitled to recoup such costs from the Consumers.

5.20     Removal of Constituents

         So long as the Gas remains within specification, the Producers jointly may, prior to delivery thereof or otherwise as the Purchaser may agree, submit such Gas to any process the Producers jointly desire for the removal of constituents or elements therein other than for the removal of methane (except where methane removal is an unavoidable consequence of the removal of other constituents). Such separate constituents or elements will remain the property of the Producers in their Ownership Percentages.

5.30     Quality Tests

         The Purchaser and the Producers jointly shall agree upon reasonable methods and procedures and determine the instruments to be used for making tests to determine whether Gas conforms to the specifications set forth in Schedule B.

         If the parties are unable to agree upon such procedures any party may refer the question for determination by an Independent Expert.

6.00     MEASUREMENT

6.10     Measuring Equipment

6.11     Installation

         The Purchaser shall ensure that the Pipeline Operator shall furnish, install, maintain and operate at the Custody Transfer Area all measuring equipment.

6.12     Compliance with Standards

         All measuring equipment shall be of a type approved for the intended use under the provisions of the appropriate authority where such approvals are required, or of a type approved by the Producers jointly where such approvals are not required (such approval not to be unreasonably withheld).

6.13     Check Measuring Equipment

         The Producers jointly may install and operate check measuring equipment within the Custody Transfer Area (as part of Development Work) provided the same does not interfere with the operation of the Pipeline.

6.14     Pulsation Dampening

         If there are any compression facilities upstream of the Field Delivery Station, the Producers jointly undertake that they will provide or cause to be provided sufficient pulsation dampening equipment (as part of Development Work) to ensure that the compression facilities do not interfere with the operation of the Pipeline.

6.15     Calibration

         (a) The accuracy of the measuring equipment shall be tested and verified by the Purchaser once each month or at such other intervals as may be required by the type of equipment.

         (b) Reasonable notice of the time and nature of each test shall be given to the Producers jointly to permit them to arrange for a representative to observe the test and any adjustments resulting from such test. If, after notice, the Producers fail to have a representative present, the results of the test shall nevertheless be considered accurate.

6.16     Correction

         If at any time, any of the measuring equipment is found to be out of service or registering inaccurately, it shall be adjusted at once to read as accurately as possible and the readings of such equipment shall be adjusted to zero error for a period definitely known or agreed upon, or if not known or agreed upon, for period of sixteen (16) days or one-half (1/2) of the elapsed time since the last test, whichever is shorter. The measurement during the appropriate period shall be determined by the Pipeline Operator on the basis of the best data available using the first of the following methods which is feasible:

         (a) by using the data recorded by any check measuring equipment if installed and accurately registering; or

         (b) by making the appropriate correction if the deviation from the accurate reading is ascertainable by calibration test or mathematical calculation; or

         (c) by estimating based upon receipts or deliveries under similar conditions during a period when the equipment was registering accurately.

6.17     Additional Tests

         (a)      The  Producers  jointly   may  require   additional  tests  at
                  reasonable intervals.

         (b) If upon testing, the deviation from the accurate reading is found to be less than two percent (2%), each Producer shall bear its Ownership Percentage of the expense of the additional test.

6.18     Inspection of Equipment and Records

         (a) Each party shall have the right at all times to have access to the Custody Transfer Area and to inspect measuring equipment installed or furnished by the other.

         (b) Each party shall have the right to inspect the charts and other measurement or test data of the other at all times during normal business hours.

         (c) The reading, calibration and adjustment of such equipment and changing of the charts shall be done only by the person installing or furnishing the same and each Producer shall be entitled to be present at such time but shall be subject to all reasonable requirements of the Pipeline Operator with regard to the security of the Custody Transfer Area and the equipment.

6.19     Purchaser's Agent and the Producer's Representative

         For the purposes of clause 6.00 the Purchaser may appoint the Pipeline Operator or any other person as its agent to perform or act in its stead and any Producer may appoint the Representative as its agent to perform or act in its stead.

6.20     Method of Measurement

         All measurements, calculations and procedures used in determining volume, except for the correction for deviation from Boyle's Law, shall be made in accordance with the instructions contained in the Gas Measurement Committee Report Number 3 of the American Gas Association, dated April 1955, together with all presently existing supplements, amendments and appendices to the said Report. Such instructions to be converted where necessary for compliance with Australian Standard
         AS1000-1979 "The International System of Units (SI) and Its Application", the Commonwealth "Weights and Measures (National Standards) Act 1960-1966" and Regulations thereunder and the Australian Gas Association publication "Metric Units and Conversion Factors For Use In the Australian Gas Industry". The correction for deviation from Boyle's Law shall be determined from the data contained in "PAR Research Project NX-19" as published by the American Gas Association in 1962, or any revision thereof acceptable to the Purchaser and the Producers jointly.

6.30     Unit of Measurement

         The unit of volume for purposes of measurement hereunder, shall be one 103m3 of Gas and be expressed to the nearest one-tenth 103m3 or such other unit of volume agreed to by Purchaser and the Producers jointly.

6.40     Atmospheric Pressure

         For the purpose of measurement atmospheric pressure shall be determined by a recognised formula applied to the nearest one hundredth of a kilopascal absolute (.01 kPa) and deemed to be a constant.

6.50     Flowing Temperature

         The flowing temperature of Gas shall be determined by means of an approved recording thermometer of standard make. The arithmetic mean of all readings each day shall be deemed to be the Gas temperature and shall be used in computing volume.

6.60     Determination of Gas Characteristics

         The gas characteristics including, without limiting the generality of the foregoing, Gross Heating Value, relative density, nitrogen and carbon dioxide content of gas shall be determined by continuous recording equipment or by laboratory equipment. If continuous recording equipment is used the arithmetic mean of all recordings for each day will be used to determine gas characteristics. If spot samples are taken or a spot sampler is used, gas characteristics will be determined from the analysis of the samples using laboratory equipment and recognised analytical methods.

6.70     Exchange of Metering Information

         (a) The Purchaser shall send to the Producers jointly copies of all measuring and testing charts, measuring data and measuring information promptly after receipt thereof from the Pipeline Operator.

         (b) The Producers jointly shall cause to be sent to the Purchaser promptly upon request copies of the information kept or obtained by them.

6.80     Preservation of Measurement Records

         The parties shall preserve all measurement test data, measurement charts and other similar records for the greater of a period of seven
         (7) years or the minimum period required by record retention rules of any governmental agencies having jurisdiction or the currency of this Agreement.

7.00     BILLING AND PAYMENT

7.10     Recovery Payments and Recovery Interest

         (a) Each item of Development Expenditure shall be recouped by the Producers over a period of ten years from the end of the Quarter which is the later of the Quarter in which the Date of Initial Delivery occurs or the Quarter after the Quarter in which payment for the relevant item of Development Expenditure was made (which end of Quarter is herein called "the Commencement Date") and as more particularly provided for herein.

         (b) The Purchaser shall pay to each Producer equal successive Quarterly instalments each being equivalent to its Ownership Percentage of the aggregate of 2.5% of each item of
                  Development Expenditure until the whole of such items of Development Expenditure shall have been recouped by the Producers, such instalments being herein called "Recovery Payments". The first of such instalments shall be payable on the Commencement Date.

         (c) The Purchaser shall pay to each Producer interest on its Ownership Percentage of the unrecouped balance of Development Expenditure calculated at the Recovery Interest Rate and charged and payable at the end of each Quarter by reference to the amount of the unrecouped Development Expenditure at the end of that Quarter.

         (d) Recovery Payments and Recovery Interest shall be paid within 14 days after receipt by the Purchaser of a statement showing the calculation thereof as at the end of each Quarter the first such statement to be furnished by or on behalf of each Producer and in relation to Recovery Payments to be in respect of the Quarter ending on the Commencement Date and in relation to Recovery Interest to be in respect of the Quarter after the Quarter in which the first Development Expenditure is incurred.

         (e) Subject to clauses 9.30 and 10.30 hereof and notwithstanding the provisions of paragraph (a) hereof, in the event that this Agreement expires or is terminated without each of the Producers having recouped its Ownership Percentage of all Development Expenditure:

                  (i) The Purchaser shall nevertheless continue to pay any such Producer the quarterly instalments referred to in paragraph (b) and (c) hereof in any of the following circumstances:

                           (A) if the termination occurs following upon Force Majeure when that arises under paragraph (g) of the definition of Force Majeure contained herein;

                           (B) if the Producer continues to supply Gas to the Purchaser whether under a new Agreement or otherwise; or

                           (C) if at the expiration of one year from the date of expiry or termination the Producer is not supplying Gas to any other party.

                  (ii) In any other case the Purchaser shall pay to the Producer its Ownership Percentage of such proportion of any Development Expenditure then remaining unrecouped as shall be agreed to be fair and reasonable in all the circumstances and failing agreement as shall be determined by an Independent Expert on the reference of any party.

         (f) Notwithstanding anything hereinbefore provided the Purchaser shall have the right at any time upon six (6) months written notice to a Producer to repay to that Producer its Ownership Percentage of the unrecouped amount of Development Expenditure together with Recovery Interest thereon to the date of payment and otherwise without penalty.

7.20     Payment for Gas

7.21 The Contract Price for Gas delivered in each Month (including Gas delivered in accordance with Clause 2.44) shall be charged to the Purchaser as hereinafter provided. Such charges shall take into account all adjustments to the Contract Price applicable hereunder.

7.22 In the event that any escalation in the Base Price cannot immediately be accurately calculated a bona fide estimate of the new Base Price will be made by the Producers jointly and used until such time as the new Base Price can be accurately calculated PROVIDED HOWEVER that an adjustment between the parties to compensate for any over or under charge will be effected within thirty (30) days of ascertainment of the extent thereof.

7.23     Monthly Statements

         On or before the 12th day of each Month each of the Producers shall furnish to the Purchaser a monthly statement showing the following information:

         (i) Gas delivered by it during the Month last concluded or (in the case of the first delivery) during the first period;

         (ii) A schedule of the Purchaser's outstanding entitlements for Make-up Gas for all prior Debit Months.

         (iii) The accumulated credits to which the Purchaser is entitled under clause 3.25 (i.e., credits for Purchases in excess of the Monthly Minimum Quantity).

         (iv) A schedule showing each item of Development Expenditure paid for the preceding Month.

         (v) The outstanding balance of unrecouped Development Expenditure as at the end of the preceding Quarter.

         (vi) (if applicable in that month) calculations of the amount of Recovery Interest for the last Quarter.

         (vii) The amount due to the Producer according to measurement, terms, conditions and prices as provided in this Agreement.

7.24     Annual Reconciliation Statement

         On or before the 12th day of the second Month following the end of each Contract Year the Producers jointly shall furnish to the Purchaser an annual reconciliation statement showing the aggregate amount of Gas delivered during the previous Contract Year and the amount of any payment due to any Producer or to be refunded to the Purchaser by any Producer under the terms and conditions herein provided.

7.25     Dates of Payment

         On or before the 30th day of each Month, or within ten (10) days after receipt of the monthly statement whichever is later, and on or before the 30th day of the second Month following the end of each Contract Year, or within ten (10) days after receipt of the annual reconciliation statement whichever is later, the Purchaser or a Producer as the case may require shall pay the other the amounts due as shown by the said statements.

7.30     Default in Payment

7.31 If the Purchaser fails to make to a Producer any such payment, or any portion thereof, when same is due, that Producer shall subject to clause 10.30 not have any rights to damages on that account but the Purchaser shall be liable for interest thereon at the Recovery Interest Rate from the date when such payment is due until the same is paid. Such interest shall be calculated from day to day.

7.32 A Producer may sue for and recover the payment of any amount remaining unpaid by the Purchaser to that Producer together with interest thereon as provided in clause 7.31 in any Court of competent jurisdiction.

7.40     Disputed Monthly Statements

7.41 In the event of bona fide disputes arising from differences in measurement a Producer shall waive its suspension and termination rights contained herein provided the Purchaser makes payments to that Producer of the amount not in dispute. Monies withheld, and subsequently found to be payable, shall be due and payable fifteen (15) days after reconciliation of metering differences together with interest thereon calculated from the original due date for payment at the rate and in the manner provided in clause 7.31.

7.42 A Producer upon request, shall furnish to the Purchaser or its agent copies of all records upon which the Producer has based the statement referred to in clause 7.23. The Purchaser or its agent shall have access to the records and books of each Producer at all reasonable hours so far as they affect measurement of and the price due for the Gas sold hereunder.

7.43 In the event an error is discovered in the amount shown due in any statement rendered by any of the Producers, adjustment between the parties to compensate for such error shall be effected within thirty
         (30) days of ascertainment of the extent thereof PROVIDED HOWEVER that the claim therefor shall have been made within two (2) years from the date of such statement.

7.50     Set Off

         (a) Each Producer and the Purchaser shall be entitled to set off against and deduct from any amounts due and payable to the other of them under this Agreement any amounts due and payable to it by the other of them pursuant to the provisions of or otherwise in respect of the Mereenie Agreement.

         (b) If any Producer who is also a Mereenie Producer at the time of execution of this Agreement shall at any time have assigned or purported to assign its ownership interest in the Mereenie Gas Field (being the Gas Field the subject of the Mereenie Agreement) or its rights and/or obligations under the Mereenie Agreement, in either case without first having obtained the prior consent of the Purchaser as provided in the Mereenie Agreement, then the Purchaser shall also be entitled to set off against and to deduct from any amounts due and payable to that Producer under this Agreement any amounts due and payable to that Producer by such assignee or purported assignee.

8.00     RESPONSIBILITY FOR GAS

8.10     Passing of Title

         Ownership and possession of Gas shall pass from a Producer to the Purchaser on delivery to the Purchaser as described in clause 8.21.

8.20     Possession of Gas

8.21 A Producer shall be in control and possession of Gas deliverable by it to the Purchaser until such Gas shall have been delivered to the Purchaser at the flange connecting the Field Delivery Station to the Pipeline.

8.22 The Purchaser shall have no responsibility with respect to any Gas until it is delivered or on account of anything which may be done, happen or arise with respect to the same before such delivery. After its delivery of any Gas a Producer shall have no responsibility therefor but without prejudice to the rights of the Purchaser under clause 5.10.

8.30     Liability for Taxes

8.31 A Producer shall subject to clauses 4.50 and 4.60 pay or be responsible for the payment of all taxes, levies, assessments or like charges which may be charged or imposed in respect of Gas delivered or to be delivered by it until possession thereof passes to the Purchaser.

8.32 Subject to clause 8.40 the Purchaser shall pay all taxes, levies, assessments or like charges which may be charged or imposed in respect of Gas after possession thereof has passed to the Purchaser.

8.40     Liability for Royalties

         A Producer shall subject to clauses 4.50 and 4.60 be responsible for the proper accounting for and payment to the persons entitled thereto of all royalties payable on all Gas delivered by it to the Purchaser hereunder including all components thereof and the making of settlement with all other persons having any interest therein.

9.00     FORCE MAJEURE

9.10     Suspension of Obligations

         (a) A party affected by Force Majeure or Pipeline Force Majeure shall promptly notify each other party of the occurrence and details of any event or circumstances giving rise thereto and the estimated delay in performance resulting therefrom.

         (b)      Subject as herein provided:

                  (i) the obligations of such affected party under this Agreement shall thereafter be suspended to the extent that performance thereof is prevented thereby during the continuance thereof; and

                  (ii) where a Producer's obligation to supply Gas in accordance with this Agreement is suspended under this clause the obligations of that Producer to sell and the Purchaser to purchase Gas from that Producer shall be excused forever by that Producer's Ownership Percentage of the Daily Minimum Quantity for every Day or part of a Day in which such suspension continues.

         (c) A Producer shall be excused from its obligation to deliver Gas under this Agreement to the extent that the Producers are unable to recover and treat Gas from the Gas Field on account of Force Majeure.

         (d) An obligation to pay money shall not however be suspended or excused by Force Majeure except as provided in paragraph (e).

         (e) In the case of Pipeline Force Majeure the Purchaser shall be excused from payment in respect of the Monthly Minimum Quantity for the second to sixth Months thereafter but shall in respect of such Months continue to pay to the Producers 15% of the Base Price based on Monthly Minimum Quantities for those Months by way of reimbursement of their estimated out-of-pocket expenses. Such payments shall not create any entitlement to Make-up Gas pursuant to clause 4.20.

         (f) The obligation of the Purchaser to pay the Contract Price for the Monthly Minimum Quantity shall not be suspended by any Force Majeure affecting the Purchaser other than Pipeline Force Majeure.

         (g) The party affected shall use all possible diligence to overcome the effect of the Force Majeure or Pipeline Force Majeure as quickly as possible but this shall not require the settlement of strikes or labour disputes on terms contrary to the reasonable wishes of the party affected.

9.20     Termination for Prolonged Force Majeure

         If the inability of a Producer to carry out its obligations (after initial delivery and acceptance by the Purchaser) by reason of Force Majeure as aforesaid shall continue for one (1) year or more then the Purchaser may by thirty (30) days notice in writing given at any time within six (6) months after the expiration of such year, if Force Majeure is still subsisting at the expiration of the notice period, terminate this Agreement so far as it is an agreement between the Purchaser and that Producer without prejudice to any of the rights of the parties accrued prior to the date of such termination.

9.30     Termination Following Undue Delay in Commencement

         If for any reason beyond the control of the Purchaser, it is unable to accept delivery of Gas by the 31st December, 1987 or if the construction of the Pipeline is abandoned or becomes incapable of completion by 31st December 1987:

         (a) The remaining rights and obligations of the parties under this Agreement shall at the option of the Purchaser or the Producers jointly by notice in writing to the other be at an end provided that within 30 days after termination the Purchaser shall reimburse the Producers for all of their respective shares of Development Expenditure together with the sum of $6.5 million excluded from the definition of Development Expenditure to the extent expended by the Producers and together with interest on both sums at the Recovery Interest Rate and other costs and expenses necessarily and reasonably incurred in fulfilment of their respective obligations under this Agreement since the 12th day of October, 1984.

         (b) Pending such reimbursement the Purchaser shall pay each Producer its Ownership Percentage of 15% of the Base Price
                  computed on the first Contract Year's Monthly Minimum Quantities as from 1st July, 1987 by way of reimbursement of its estimated out-of-pocket expenses.

10.00    DEFAULT

10.10    Negative Pledges

10.11 Each of the Producers hereby gives to the Purchaser a negative pledge namely a pledge that it will not without the consent of the Purchaser charge its interest in the Petroleum Lease other than in respect of:

         (i) a charge which it shall be entitled to give to a financier for the purpose of securing finance of any kind for the development of the Petroleum Lease and limited to the amount of such finance; or

         (ii) the cross charge dated 2nd April, 1985 and any other cross charges given pursuant to the Palm Valley Joint Venture Operating Agreement.

10.12 Each of the Producers shall be entitled to be released from the negative pledge given pursuant to clause 10.11 hereof:

         (a) at any time upon the Producers establishing and jointly covenanting to maintain during the balance of the term of this agreement Proven Reserves of not less than 250% of the aggregate of:

                  (i) Annual Minimum Quantities still to be delivered pursuant to this Agreement in Contact Years 1 to 20 inclusive; and

                  (ii) the Maximum Delivery Obligations as defined in the Alice Springs Contract still to be delivered pursuant to that Contract; or

         (b) at any time after the expiration of two years from the Date of Initial Delivery upon the Producers establishing and jointly covenanting to maintain during the balance of the term of this agreement Proven Reserves of not less than the aggregate of:

                  (i) 240% of the Annual Minimum Quantities still to be delivered pursuant to this Agreement in Contact Years 1 to 20 inclusive; and

                  (ii) the Maximum Delivery Obligations as defined in the Alice Springs Contract still to be delivered pursuant to that Contract; or

         (c) at any time upon the Producer giving to the Purchaser a performance bond in respect of its Ownership Percentage of 20 million dollars escalated in accordance with movements in the CPI from the 31st March, 1985 to the date on which the performance bond is given.

         The Purchaser  agrees that the  requirements  of paragraph (a), (b) and
         (c) above are interchangeable at the option of any Producer at any time and from time to time to the intent that if, by way of example, a Producer shall have secured a release from the negative pledge given by it by satisfying the requirements of paragraph (a) it may thereafter be discharged from its obligations pursuant to paragraph (a) by satisfying the requirements of paragraph (b) or paragraph (c) and upon doing so the Purchaser shall release and discharge that Producer from its obligations pursuant to paragraph (a). If, as aforesaid, that Producer shall have elected to satisfy the requirements of paragraph (c), that Producer may thereafter be discharged from its obligations pursuant to paragraph (c) and the Purchaser shall return to that Producer its performance bond upon satisfying the requirements of paragraph (b) and so on.

10.13    (a)      A Producer may at any time request the Purchaser to review its need for a continuing negative pledge from that Producer.

         (b) The Purchaser shall in good faith conduct such review in response to a request made on or after five years after the Date of Initial Delivery and at intervals of not less than two years thereafter.

         (c) In the event that the Purchaser determines at any time that it has no reasonable need for a continuing negative pledge from that Producer it shall release the Producer from its negative pledge.

10.20    Default by Producers

         If any one or more of the following events occurs, namely:

         (a) if any order is made for the liquidation of a Producer or a Producer institutes any proceedings or arrangements for its liquidation in whole or in part or for the appointment of a receiver or any receiver is appointed of any of its assets or a Producer is unable to pay its debts within the meaning of that expression in the Companies legislation of the Territory and as a result of any of the foregoing the Purchaser reasonably believes that the supply of Gas by that Producer to the Purchaser is placed in jeopardy or that the Purchaser may be unable to obtain a good discharge in respect of its obligations;

         (b) if a Producer make default in the due performance of any of its substantial covenants or obligations under this Agreement (not being a covenant or obligation of the kind referred to in sub-clause (c) of this clause) and if a Producer fails to remedy or to commence and diligently continue in good faith to remedy that default within a reasonable time after notice specifying the default is given to the Producer; or

         (c) if a Producer makes default in the due payment of any moneys payable hereunder and any such default remains unremedied for a period exceeding thirty days after notice specifying the default is given to the Producer;

         then and in any such events the Purchaser may by notice in writing to the relevant Producer (so far as the separate Agreement with that Producer is concerned):-

                  (i) Suspend its obligations to make payments under this Agreement other than payments under clause 7.10 until the default is remedied; or

                  (ii) Terminate such separate Agreement whereupon the Purchaser shall have no further liability to that Producer hereunder and shall be entitled to recover from that Producer as and by way of liquidated damages the net present value (determined as hereinafter provided) of the liquidated damages which would be recoverable from that Producer pursuant to clause 3.43 if that Producer made default in delivery of that quantity of Obligation Gas required to be delivered by that Producer from the date of termination by the Purchaser as aforesaid to the date on which this Agreement would otherwise have terminated ("Date of Expiry"). The net present value of such damages shall be determined by:

                           (A) ascertaining the amount of the liquidated damages which would be recoverable from that Producer in respect of the Month immediately preceding the date of termination if that Producer had made default in delivery of 133% of its Ownership Percentage of the Monthly Minimum Quantity during that month;

                           (B) assuming that the same amount of liquidated damages as in paragraph (A) above would apply in respect of each Month from the date of termination to the Date of Expiry;

                           (C)      discounting   the  amounts  referred  to  in
                                    paragraph (B) above to present value at the rate of 8 percent per annum.

                           Termination of this Agreement with respect to any Producer shall be without prejudice to the rights of any party accruing prior to termination, but subject thereto and to the provisions of this clause the Purchaser shall not have and shall not make any further or other claims upon the relevant Producer arising out of or in any way in connection with any default by the Producer or termination of this Agreement as aforesaid. Upon the termination of this Agreement as aforesaid no further liquidated damages under clause 3.43 shall accrue.

10.30    Default by Purchaser

         If the Purchaser in relation to any Producer is in default in the observance or performance of any substantial covenant or obligation under this Agreement and such default shall continue for a period of 90 days after written notice specifying the default shall have been given to the Purchaser by such Producer then that Producer may by notice in writing to the Purchaser (so far as the separate Agreement between the Purchaser and that Producer is concerned):

         (i) Suspend deliveries of Gas hereunder provided that the Purchaser shall remain liable to pay that Producer the amount due to it for Monthly Minimum Quantities which will not give any entitlement to Make-up Gas; and/or

         (ii)     Terminate such separate Agreement.

         In the event that a Producer terminates such separate Agreement as aforesaid the Purchaser shall pay to that Producer as and by way of liquidated damages its Ownership Percentage of:

         (i) the unrecouped balance of Development Expenditure and in addition such part of the sum of $6.5 million referred to in the definition of Development Expenditure as has been expended to the date of termination; and

         (ii) the net present value of the Base Price for the aggregate Annual Minimum Quantities remaining to be delivered under this Agreement as at the date of termination. The net present value as aforesaid shall be determined by:

                  (A) Ascertaining the Base Price which applied or would have applied under this Agreement using the assumptions set out in (B) below in each Quarter from the start of the Contract Year in which termination occurs until the aggregate Annual Minimum Quantities remaining to be delivered under this Agreement would have been delivered;

                  (B) The actual impact on the Base Price of CPI Escalation, Mega CPI Escalation and Fuel Escalation is to be averaged on an annual basis over whichever of the following periods prior to termination is the longer namely:

                           (I)      three years; and

                           (II)     the  period   since  the   Date  of  Initial
                                    Delivery.

                  (C) Assuming the Base Price ascertained in paragraph (A) above for the four Quarters in each of the relevant Contract Years and dividing the sum thereof by four to derive the average Base Price applicable to the respective Contract Years.

                  (D) Multiplying the Annual Minimum Quantities remaining to be delivered under this Agreement from the date of termination by the average Base Price for each relevant Contract Year to derive the price payable by the Purchaser in respect of each such Contract Year.

                  (E) Discounting each of the amounts referred to in paragraph (D) above to present value as a mid year stream at the rate of 7 percent per annum above the CPI for the relevant Contract Year, and aggregating the resulting amounts.

10.40    Waivers not to affect other defaults

         No waivers by any party of any one or more defaults by any other in the performance of any provisions shall operate or be construed as a waiver of any other default whether of a like or of a different character, and whether occurring before or after such waiver.

11.00    MISCELLANEOUS

11.10    Governing Law

         This Agreement shall be governed by the law of the Territory.

11.20    Disputes

11.21 All disputes arising under this Agreement shall be decided by the courts of the Territory and the parties hereby unconditionally submit to the jurisdiction thereof.

11.22 In the event of disputes arising concerning matters of a technical nature the parties may agree to engage such technical experts to determine such matters but such experts shall be deemed to be acting as experts and not as arbitrators.

11.23 Nothing herein contained shall restrict the ability of the parties to have their disputes determined by arbitration should they so agree.

11.30    Headings and Notations

         The headings and notations in this Agreement shall not be taken into account in the construction thereof.

11.40    Severability of Clauses

         If any provision of this Agreement shall be construed as illegal or invalid or void the legality or validity or enforceability of any of the other provisions hereof shall not be affected and the illegal or invalid or void provisions shall be deemed deleted herefrom to the same exent and effect as if they were never incorporated herein but all other provisions herein shall continue in force unless such deletion shall have substantially altered the commercial efficacy of this Agreement.

11.50    Agreement Not to Constitute a Partnership

         Nothing in or arising out of this Agreement shall constitute or be deemed to constitute a partnership between the Producers for any purpose.

11.60    Entire Agreement

         This Agreement contains the entire Agreement between the parties. All warranties and conditions implied by law or otherwise to the extent to which they may lawfully be negatived are hereby negatived. Except for the obligation to deliver natural gas meeting the quality specifications stated in Schedule B each Producer gives no warranty or undertaking as to the quality or fitness for any purpose of any natural gas sold and delivered hereunder. No representations, warranties or undertakings are made or given by any or all of the Producers save and except for those expressly provided for herein.

12.00    ASSIGNMENT

12.10    When Consent Required

         (a) No assignment by a Producer of this Agreement or of its rights hereunder shall be of any effect whatsoever unless with the written consent of the Purchaser which consent shall not be unreasonably withheld in the case of a financially and technically competent assignee PROVIDED ALWAYS that the assignee shall covenant in writing with the Purchaser to be bound by all the terms and conditions of this Agreement so far as they apply to the assignor.

         (b) No assignment by the Purchaser of this Agreement or of its rights hereunder shall be of any effect whatsoever unless with the written consent of each of the Producers which consent shall not be unreasonably withheld in the case of a financially and technically competent assignee PROVIDED ALWAYS that the assignee shall covenant in writing with each Purchaser to be bound by all the terms and conditions of this Agreement so far as they apply to the assignor.

         (c) The Purchaser's consent to any proposed assignment by a Producer which is also a Mereenie Producer shall not be deemed unreasonably withheld where that Producer has failed to satisfy the Purchaser that the resulting loss of the Purchaser's right of set off under clause 7.50 hereof will not adversely affect the Purchaser's interests to a material degree, or unless that Producer's interests in the Gas Field the subject of the Mereenie Agreement and its rights under the Mereenie Agreement, are to be assigned to the same assignee. The Purchaser's right of set off as aforesaid shall not be deemed to have been adversely affected to a material degree where a Producer who is a Mereenie Producer provides to the Purchaser a letter of credit or other acceptable security in an amount equal to the net present value (calculated using a discount rate of 12% per annum) of $2.7 million per annum for each unexpired year of this Agreement up to Contract Year 20.

12.20    When Consent Not Required

         Notwithstanding the foregoing but subject to clause 10.11 any party may without any consent of any other party charge, mortgage, or pledge or assign by way of charge, mortgage, or pledge this Agreement or any of its rights hereunder if such charge, mortgage or pledge or assignment is for the purpose of securing the repayment of moneys borrowed or guaranteed or the payment of moneys borrowed or guaranteed or the payment of moneys payment whereof is deferred.

12.30    Merger or Reconstruction

         The consent of the Purchaser shall not be unreasonably withheld in any case where the proposed assignment is required as a result of any amalgamation, merger or reconstruction of any Producer seeking such consent.

12.40    Obligations

         This Agreement shall bind and enure to the respective successors and assigns of the parties hereto but no assignment shall release any party from such party's obligations hereunder without written consent of each other party which consent shall not be unreasonably withheld in case of an assignment to a financially and technically competent assignee.

13.00    NOTICES

13.10    Notices

13.11 Subject to this clause any notice or advice required to be given or sent pursuant to this Agreement shall be deemed to have been given if delivered to the party to whom it is to be given or sent or sent by prepaid certified post or telex or telegram or facsimile message to the following addresses or such other address as may be notified from time to time by a party to the other parties:

MAGELLAN PETROLEUM (N.T.) PTY LTD            IEDC AUSTRALIA PTY. LIMITED
8th Floor,                                   7th Floor,
National Australia Bank Building,            FAI Building,
420 George Street,                           231 Adelaide Terrace,
BRISBANE  QLD.  4000                         PERTH  W.A.  6000

Telex:  AA40392                              Telex:  AA95902

C.D. RESOURCES PTY LTD                       AMADEUS OIL N.L.
10th Floor,                                  4th Floor,
22 William Street,                           Bank of New Zealand Building,
MELBOURNE  VIC.  3000                        410 Queen Street,
                                             BRISBANE  QLD.  4000
Telex:  AA31916
                                             Telex:  AA43927
FARMOUT DRILLERS N.L.
C/- Latec Investments,                       SOUTHERN ALLOYS VENTURE
Level 24,                                    PTY. LIMITED
CBA Building,                                C/- Australian Industry
60 Margaret Street,                            Development Corporation,
SYDNEY N.S.W.  2000                          24th Floor,
                                             Qantas International Centre,
Telex:  AA70517                              18-30 Jamieson Street,
                                             SYDNEY  NSW  2000
CANSO RESOURCES LIMITED
C/- Latec Investments,                       Telex:  AA23107
International House,
26 St. George's Terrace,                     INTERNATIONAL OIL
PERTH WA  6000                               PROPRIETARY
                                             Level 23,
Telex: AA72287                               12 Creek Street,
                                             BRISBANE  QLD  4000
PANCONTINENTAL PETROLEUM LIMITED
9th Level,                                   Telex:  AA41040
FCA Building
50 Margaret Street,                          GASGO PTY. LIMITED
SYDNEY  N.S.W.  2000                         The Chairman,
                                             Pipeline Executive,
Telex:  AA71111                              5th Floor,
                                             NTEC House,
                                             18/20 Cavenagh Street,
                                             DARWIN  N.T.  5790
                                             Telex:  AA85395

13.12 Any notice given by a Producer pursuant to clause 10.30 shall be served personally:

         (a)      during the hours of business of the Purchaser; and

         (b) on any person apparently in the employ of the Purchaser who shall sign a receipt therefor.

13.13 Any notice, request, demand, consent, approval or other communication (hereinafter "a notice") required or permitted under this Agreement to be given to or served on the Producers jointly by the Purchaser, may be given to or served on the Representative and shall be deemed to have been thereby given or served on each of the Producers.

13.14 Any notice required or permitted to be given to or served on the Purchaser by the Producers jointly under this Agreement, shall be given only by the Representative on behalf of the Producers. No Producer shall itself give or purport to give a notice required or permitted by this clause to be given by the Representative, and the Purchaser shall disregard and treat as null and void any such purported notice.

13.20    Receipt of Notice

         If a notice is sent by prepaid post as aforesaid it shall be deemed to have been given or sent upon actual delivery and if sent by telex or telegram or facsimile message on the next business day after having been transmitted.

13.30    Representative

13.31 For the purposes only of administrative convenience in respect of this Agreement, and notwithstanding clause 2.10 hereof or any provisions of the Palm Valley Joint Operating Agreement or any other agreement between the Producers, it is hereby acknowledged that Magellan Petroleum (N.T.) Pty. Ltd. is at the date hereof the Representative for the purposes of clause 13.10 and shall remain as Representative for such purposes unless and until the Purchaser is served with a notice under clause 13.32.

13.32 The Producers may appoint a replacement Representative for purposes of this Agreement only by delivering to the Purchaser a notice signed by two or more Producers having for the time being Ownership Percentages aggregating in excess of 50%, which notice specifies as Representative an alternative Producer and his address for service, and the change specified in such notice shall take effect forthwith upon receipt.

13.33 Except as provided in Clause 13.32 the Purchaser shall disregard and treat as null and void any purported revocation of the Representative's authority by any Producer.

14.00    CONFIDENTIALITY

         Each party will treat as confidential information disclosed by any other party pursuant to this Agreement and which prior to such disclosure is notified by the disclosing party as being confidential and each party will not disclose such confidential information to third parties without the prior written consent of the others and it will take all reasonable precautions to ensure that its employees will maintain the confidentiality of such confidential information PROVIDED HOWEVER as follows:-

         (a)      that  each   party  shall   be  entitled   to  disclose   such
                  confidential information to any related corporation; and

         (b) that the provisions of this Clause shall not apply to information which is or becomes part of the public knowledge or literature or which is lawfully obtained by one party from sources other than this Agreement or another party; and

         (c) that each party shall be entitled to make such disclosures as are required by law or by the rules of any Stock Exchange or regulatory agency having jurisdiction over such party or its ultimate holding company; and

         (d) that each party shall be entitled to disclose such confidential information to any of the undermentioned persons who have first executed an undertaking in substantially identical terms to this clause:-

                  (i)      any chargee or prospective chargee;

                  (ii)     any professional adviser; or

                  (iii)    any employee of the foregoing.

                  (iv)     any assignee or prospective assignee.

         (e)      that  the  Purchaser   shall  be  entitled  to  disclose  such
                  confidential information to any department or agency of the Territory.

15.00    APPROVALS AND CONSENTS

15.10    Approvals and Consents

         The respective obligations of the Producers hereunder are subject always to the Producers obtaining not later than six (6) months from the date hereof or such longer period as the Purchaser may agree and thereafter from time to time all consents leases and authorities (if any) which the Purchaser and the Producers jointly regard as necessary to enable the Producers to fulfil their obligations under this Agreement including (without limiting in any way the generality of the foregoing) all consents leases and authorities required by the Minister for Mines and Energy of the Territory and by the Petroleum Act and other relevant Acts in connection herewith.

15.20    Cancellation of the Petroleum Lease

         Should the Producers be unable to fulfil their respective obligations to deliver Gas under the terms of this agreement due to cancellation of the Petroleum Lease by the Minister under the provisions of the Petroleum Act, they hereby waive any right to dismantle and remove the Gas Delivery System for a period of six (6) months following such cancellation, during which time the Producers will negotiate in good faith for the sale of such facilities to the Purchaser or to the future operators of the area the subject of the Petroleum Lease. During this period the Producers will permit the Purchaser or its agents access to the Gas Field and the Gas Delivery System in order to maintain supply of Gas to the Receiving Station.

In witness whereof the parties hereto have executed this Agreement in Darwin, Northern Territory the day and year first hereinbefore written.

Signed by MAGELLAN PETROLEUM                  )
(NT.) PTY. LTD. by John McGregor Florence     )
its duly appointed Attorney under             )
Power of Attorney dated 26th June             )    /s/ John M. Florence
who states that he has no notice              )
of revocation of the said Power,              )
in the presence of:                           )

         /s/ Hedley Howard


Signed by C.D. RESOURCES PTY.                 )
LIMITED by Rupert James Hamer                 )
its duly appointed Attorney under             )
Power of Attorney dated 26th June 1985        )    /s/ Rupert J. Hamer
who states that he has no notice              )
of revocation of the said Power,              )
in the presence of:                           )

         /s/ Hedley Howard


Signed by FARMOUT DRILLERS N.L.               )
by _____________________________              )
its duly appointed Attorney under             )
Power of Attorney dated 26th June 1985        )    /s/ _________________________
who states that he has no notice              )
of revocation of the said Power,              )
in the presence of:                           )

         /s/ Hedley Howard


Signed by CANSO RESOURCES                     )
LIMITED by __________________                 )
its duly appointed Attorney under             )
Power of Attorney dated 26th June 1985        )    /s/ _________________________
who states that he has no notice              )
of revocation of the said Power,              )
in the presence of:                           )

         /s/ Hedley Howard

Signed by INTERNATIONAL OIL                   )
PROPRIETARY by K. V. Hiscox                   )
its duly appointed Attorney under             )
Power of Attorney dated 27th June 1985        )    /s/ K. V. Hiscox
who states that he has no notice              )
of revocation of the said Power,              )
in the presence of:                           )

         /s/ Hedley Howard


Signed by PANCONTINENTAL                      )
PETROLEUM LIMITED by Paul John Fuller         )
its duly appointed Attorney under             )
Power of Attorney dated 25th June 1985        )    /s/ Paul J. Fuller
who states that he has no notice              )
of revocation of the said Power,              )
in the presence of:                           )

         /s/ Hedley Howard


Signed by IEDC AUSTRALIA PTY                  )
LIMITED by Brian James Barker                 )
its duly appointed Attorney under             )
Power of Attorney dated June 26, 1985         )    /s/ Brian J. Barker
who states that he has no notice              )
of revocation of the said Power,              )
in the presence of:                           )

         /s/ Hedley Howard


Signed by AMADEUS OIL N.L.                    )
by Alan Surrey Bogg                           )
its duly appointed Attorney under             )
Power of Attorney dated June 26, 1985         )    /s/ Alan S. Bogg
who states that he has no notice              )
of revocation of the said Power,              )
in the presence of:                           )

         /s/ Hedley Howard

Signed by SOUTHERN ALLOYS VENTURE             )
PTY. LIMITED by Kerry Josephine Adby          )
its duly appointed Attorney under             )
Power of Attorney dated 27 June 1985          )    /s/ Kerry J. Adby
who states that he has no notice              )
of revocation of the said Power,              )
in the presence of:                           )

         /s/ Hedley Howard


Signed by GASGO PTY. LIMITED                  )
By Richard Cawley Madden                      )
its duly appointed Attorney under             )
Power of Attorney dated 27 June 1985          )    /s/ Richard C. Madden
who states that he has no notice              )
of revocation of the said Power,              )
in the presence of:                           )

         /s/ Hedley Howard

                                   SCHEDULE A
                            ANNUAL MINIMUM QUANTITIES

        Column 1                  Column 2                     Column 3

-------------------------  ------------------------  ---------------------------
Anticipated Contract Year           Years              Annual Minimum Quantity
                                                                 (PJ)

           No.                (commencing 1 July
                              and ending 1 July)

-------------------------  ------------------------  ---------------------------

            1                     1986-1987                       2.42
            2                     1987-1988                       4.95
            3                     1988-1989                       4.99
            4                     1989-1990                       5.07
            5                     1990-1991                       5.15
            6                     1991-1992                       5.30
            7                     1992-1993                       5.39
            8                     1993-1994                       5.54
            9                     1994-1995                       5.55
           10                     1995-1996                       5.74
           11                     1996-1997                       5.94
           12                     1997-1998                       6.19
           13                     1998-1999                       6.38
           14                     1999-2000                       6.59
           15                     2000-2001                       6.84
           16                     2001-2002                       7.09
           17                     2002-2003                       7.34
           18                     2003-2004                       7.57
           19                     2004-2005                       7.82
           20                     2005-2006                       8.10
           21                     2006-2007                       7.15
           22                     2007-2008                       6.50
           23                     2008-2009                       5.85
           24                     2009-2010                       5.20
           25                     2010-2011                       5.20
           26                     2011-2012                       3.08
                                                                ------
                                                                152.94
                                                                ======

For the purpose of this Schedule and this Agreement:

(i) The first Contract Year shall be whichever of the years (1 July/1 July) listed in Column 2 above is the year in which the Date of Initial Delivery occurs and Column 1 shall be adjusted accordingly.

(ii) If the Date of Initial Delivery is other than 1st July in the first Contract Year then the Annual Minimum Quantity for that first Contract Year shall be the quantity specified in Column 3 in respect of the year in which the Date of Initial Delivery occurs divided by 182 if the Date of Initial Delivery is prior to 30 June 1987, and 365 in any other case and then multiplied by the number of days from the Date of Initial Delivery to the end of that first Contract Year.

(iii) The Daily Minimum Quantity for that first Contract Year shall be the Annual Minimum Quantity for that first Contract Year determined as aforesaid divided by the number of days from the date of Initial Delivery to the end of that first Contract Year.

(iv) If the Date of Initial Delivery is later than 1 July 1986 then the aggregate Annual Minimum Quantities shown in Column 3 remaining undelivered on 1 July 2012 shall be taken by the Purchaser in the Contract Years commencing 1 July 2012 and 1 July 2013 in such respective Annual Minimum Quantities as the Purchaser may notify to the Producers.

(v) The intent of the foregoing is that the nexus between the Annual Minimum Quantities specified in Column 3 and the years specified in Column 2, should not be broken except in the year in which the Date of Initial Delivery Year occurs or in any preceding year (the Annual Minimum Quantities for which shall be added to the last anticipated Contract Years).

                                   SCHEDULE B

                                GAS SPECIFICATION


The quality of gas supplied hereunder at the Field Delivery Station shall on delivery conform to the following. These Specifications can be changed by written agreement signed by all parties.


1.0      FUEL COMPONENTS

1.1      Methane and Ethane

         The gas will contain more than seventy percentum (70%) by volume of methane. In any case, the gas will contain not less than eighty-five percentum (85%) by volume of methane and ethane.

         Test method: ASTM D 1945 Chemical analysis of natural gas by gas chromatography.

1.2      Propane

         The gas will contain less than five percentum (5%) by volume of propane.

         Test method: ASTM D 1945 Chemical analysis of natural gas by gas chromatography.

1.3      Butane

         The gas will contain less than two percentum (2%) by volume of butane.

         Test method: ASTM D 1945 Chemical analysis of natural gas by gas chromatography.

1.4      Pentane plus

         The gas will contain less than one half of one percentum (0.5%) by volume of pentanes and other higher hydrocarbons.

         Test method: ASTM D 1945 Chemical analysis of natural gas by gas chromatography.

1.5      Hydrogen

         The gas will contain less than one half of one percentum (0.5%) by volume of hydrogen.

         Test method: ASTM D 1945 Chemical analysis of natural gas by gas chromatography.

1.6      Carbon Monoxide

         The gas will contain less than one percentum (1%) by volume of carbon monoxide.

         Test method: ASTM D 1945 Chemical analysis of natural gas by gas chromatography.

1.7      Oxygen

         The gas will contain less than two tenth of one percentum (0.2%) by volume of oxygen.

         Test method: ASTM D 1945 Chemical analysis of natural gas by gas chromatography.

1.8      Relaxation of Propane, Butane, Pentane and Pentane Plus

         To allow the transportation of "rich" gas these limits may by agreement between all parties be relaxed at the Field Delivery Station as follows:-

         Propane                                                         2% - 8%
         Butane                                                        1% - 2.5%
         Pentane and higher hydrocarbons                                   0.75%

2.0    GAS CONTAMINANTS

2.1      Total Sulphur

         The gas will not contain total sulphur including hydrogen sulphide and mercaptans in concentration greater than 50 milligrams per cubic metre (50 mg/m3).

         Test method: ASTM D 1072 Test method for total sulphur in fuel gases.

2.2      Hydrogen Sulphide

         The gas will not contain hydrogen sulphide in concentration greater than 10 milligrams per cubic metre (10mg/m3).

         Test method: ASTM D 2725 Hydrogen sulphide content by methylene blue method.

2.3      Mercaptans

         The gas will not contain more than 5 milligrams per cubic metre (5mg/m3) of mercaptans expressed as sulphur.

         Test method:  To be agreed between NTEC and the Transporter.

2.4      Water

         The water content will not exceed 80 milligrams per cubic metre (80mg/m3).

         Test method: ASTM D 1142 Water vapour content of gas fuel by measurement of dew point temperatures.

2.5      Trace Metals

         The gas will not contain total trace metals (including sodium, potassium, calcium, lead, vanadium, aluminium, copper, mercury etc.) in concentration greater than two parts per million by weight (2mg/kg).

         Test method:  To be agreed between NTEC and the Transporter.

2.6      Carbon Dioxide

         The gas will contain less than three percentum (3%) by volume of carbon dioxide.

         Teat method: ASTM D 1945 Chemical analysis of natural gas by gas chromatography.

2.7      Solid Material

         The gas will not contain solid material exceeding 10 microns in size and in concentration greater than three parts per million by weight (3mg/kg).

         Test method:  To be agreed between NTEC and the Transporter.

2.8      General

         The gas will be free from sand, dust, gum, gum forming constituents, free water, crude oil, other oils and lubricants including compressor lubricant, impurities and any other substance which is injurious to pipelines, control equipment, gas turbine or reciprocating engines and associated auxiliaries and equipment.

3.0    ADDITIVES

3.1      Glycols

         The gas will not contain glycols in concentration detectable by the test method.

         Test method:  Thermal desorption Perkin-Elmer Model ATD-50.

3.2      Methanol

         The gas will not contain methanol in concentration detectable by the test method, unless agreed by NTEC.

         Test method: Limits and test method to be agreed between parties where use of methanol is agreed.

4.0    PROPERTIES

4.1      (a)      Gross Heating Value

                  The gas will have a gross heating value of not less than 36.0MJ/m3.

                  Test method: GPA 2172 Calculation method of natural gas parameters from compositional data using gas analysis obtained by ASTM D 1945.

         (b)      Gross Heating Value Variation

                  The gross heating value of the gas shall not vary greater than + 10.0% of the value nominated in the Operating Manual.
                  -

                  Test method: GPA 2172 Calculation method of natural gas parameters from compositional data using gas analysis obtained by ASTM D 1945.

4.2      Net Heating Value

         The gas will have a net heating value of not less than 33.0MJ/m3.

         Test method: GPA 2172 Calculation method of natural gas parameters from compositional data using gas analysis obtained by ASTM D 1945.

4.3      Temperature and Pressure

         The gas will have a daily average temperature not exceeding 7(degree)C above the mean daily ambient temperature at the Field Delivery Station.

         The gas will have a maximum temperature of 60 degrees Celcius (60(degree)C).

         The pressure at the Field Delivery Station is to be in the range 9500kPa to 10,000kPa.

4.4      Wobbe Index

         The Wobbe Index of the gas shall not vary greater than 10.0% of the value agreed to by all parties and nominated in the Operating Manual.

         The Wobbe Index is defined as the gross heating value of the gas (MJ/m3) divided by the square root of the specific gravity of the gas.

         The specific gravity of the gas is relative to air and is to be determined at a temperature of 15(degree)C and a pressure of 101.325 kPa absolute.

         Test method: ASTM D 1070 Test methods for specific gravity. Gross heating value is to be calculated using the method specified in Clause 4.1(a) of this Schedule.

4.5      Flammability Limit

         The ratio of higher flammability limit to lower flammability limit shall exceed 2.2:1 for the gas.

         Flammability limits are the upper and lower extremes of fuel air ratio that will permit ignition and sustain combustion of the fuel air mixture at a temperature of 15(degree)C and a pressure of 101.325 kPa absolute.

         Test Method: GPA 2172 Calculation method of natural gas parameters from compositional data using gas analysis obtained by ASTM D 1945.

4.6      Hydrocarbon Dewpoint

         The gas will have a  minimum  hydrocarbon  dewpoint  lower  than  minus
         30(degree)C at 10,000 kPa absolute. In any case the hydrocarbon dewpoint of the gas shall be such that hydrocarbons will not condense under pipeline operating conditions.

                                   SCHEDULE C

                     OWNERSHIP PERCENTAGES OF THE PRODUCERS





                          THE PALM VALLEY JOINT VENTURE

The Producers                                              Ownership Percentages

Magellan Petroleum (N.T.) Pty. Ltd.                               50.775%
C.D. Resources Pty. Ltd.                                           9.375%
Farmout Drillers N.L.                                              9.375%
Canso Resources Limited                                           15.375%
International Oil Proprietary                                      3.504%
Pancontinental Petroleum Limited                                    3.00%
IEDC Australia Pty. Limited                                        1.248%
Amadeus Oil N.L.                                                   1.248%
Southern Alloys Venture Pty. Limited                               6.100%

                                   SCHEDULE D

                    PRICE ESCALATION AND PRICE DETERMINATION





         THIS SCHEDULE PROVIDES AN EXAMPLE OF THE CALCULATION OF THE QUARTERLY GAS PRICE. THE NUMBER OF DECIMAL PLACES USED IN THE EXAMPLE SHOULD NOT BE CONSTRUED AS INDICATING THE APPROPRIATE LEVEL OF ACCURACY AT ANY TIME.

                                     TABLE I

                             CPI AND MEGA ESCALATORS

--------------------------------------------------------------------------------

 (1)       (2)                (3)            (4)1          (5)2         (6)3
YEAR     QUARTER       INDICATIVE          ANNUAL        QUARTERLY    MEGA
         ENDING        CPI                 CPI           CPI          ESCALATION
                                           ESCALATION    ESCALATION
                       [FABRICATED
                       FOR ILLUSTRATIVE        %             %            %
                       PURPOSES]

--------------------------------------------------------------------------------

1984      1 JUNE       132.0
          2 SEPT       134.0
          3 DEC        135.9
          4 MARCH      137.8
1985      5 JUNE       139.9                6.0           1.5
          6 SEPT       141.8                5.8           1.4
          7 DEC        143.0                5.2           0.8
          8 MARCH      142.2                3.2           (0.5)
1986      9 JUNE       140.1                0.1           0.0
         10 SEPT       139.0                (2.0)         (0.8)
         11 DEC        138.5                (3.1)         (0.4)
         12 MARCH      138.9                (2.3)         0.3
1987     13 JUNE       140.1                0.0           0.0
         14 SEPT       142.2                2.3           1.5
         15 DEC        145.6                4.8           2.4
         16 MARCH      151.5                9.1           4.0
1988     17 JUNE       158.4                13.1          4.6          3.1
         18 SEPT       164.0                15.3          3.5          5.3
         19 DEC        165.6                13.7          1.0          3.7
         20 MARCH      166.8                10.1          0.7          0.1
1989     21 JUNE       167.9                6.0           0.7

NOTES
TABLE I

1.       EXAMPLE:

         ROW 5 = [139.9 - 132.0] / 132.0 = 6.0

                  (i.e. The CPI at the end of the current June quarter less the CPI at the end of the preceeding June quarter. The result being divided by the CPI for the said
                           preceeding   June   quarter   and   expressed   as  a
                           percentage).

2.       EXAMPLE:

         ROW 5 = [139.9 - 137.8] / 137.8 = 1.5

                  (i.e. The CPI at the end of the current June quarter less the CPI at the end of the preceeding March quarter. The result being divided by the CPI for the said March quarter and expressed as a percentage).

         N.B. If Coln (3) is less than 2 and greater than -2 then Coln (5) is set to zero regardless of the result of the calculation set out above.

3.       EXAMPLE:

         ROW 17 = Coln (4) - 10 = 3.1

         N.B. If Coln (4) is less than 10 and greater than -10, Coln (6) is set to zero.

                                    TABLE II
              FUEL: ESCALATOR: FABRICATED FOR ILLUSTRATIVE PURPOSES

--------------------------------------------------------------------------------

    (1)                (2)                (3)1                    (4)2
ESAA                ESAA DATA          INDICATIVE              QUARTERLY
DATA                APPLIED TO         ANNUAL                  PERCENTAGE
FOR                 YEAR ENDING        PERCENTAGE              MOVEMENT
YEAR ENDING         30 JUNE            MOVEMENT                APPLICABLE TO
30 JUNE                                                        WHOLE YEAR

--------------------------------------------------------------------------------

1984                1986               4.370                   1.075
1985                1987               2.501                   0.620
1986                1988               (1.802)                    -
1987                1989               3.419                   0.844
1988                1990               (2.352)                    -


NOTES:

1.       Coln 3:           Derived pursuant to Schedule E.

2.       Coln 4:           The fourth root of  (Coln 3 + 100) x 106 less  (after
                           the fourth root has been taken) 100 = Coln 4.

                  eg. The fourth root of (4.37 + 100) x 106 less (after the fourth root has been taken) 100 = 1.075.

                                    TABLE III

                             BASE PRICE CALCULATION

 (1)     (2)        (3)2           (4)3          (5)2         (6)3           (7)3            (8)4           (9)2          (10)5

------------------------------------------------------------------------------------------------------------------------------------
YEAR   QUARTER   ANNUAL       CUMULATIVE      ANNUAL      CUMULATIVE     CUMULATIVE SUM  BASE PRICE       FUEL         BASE PRICE
       ENDING    CPI          CPI ESCALATION  MEGA        MEGA           OF PREVIOUS     EXCLUDING        ESCALATION   INCL. CURRENT
                 ESCALATION   ON BASE PRICE   ESCALATION  ESCALATION     QUARTER FUEL    CURRENT QUARTER  CURRENT      QUARTER FUEL
                 INCREMENT                    INCREMENT   ON BASE PRICE  ESCALATION      FUEL ESCALATION  QUARTERLY    ESCALATION
                                                                         INCREMENTS      INCREMENT        INCREMENT    INCREMENT
                     $              $             $            $              $               $              $             $

------------------------------------------------------------------------------------------------------------------------------------

1984   1 JUNE
       2 SEPT
       3 DEC
       4 MARCH
1985   5 JUNE        NA             0.375         -            1.125          NA              1.500          NA            1.500
       6 SEPT        0.0056         0.381         -            1.125          NA              1.506          0.016         1.522
       7 DEC         0.0049         0.386         -            1.125          0.016           1.527          0.016         1.543
       8 MARCH       0.0031         0.389         -            1.125          0.032           1.546          0.017         1.563
1986   9 JUNE       (0.0023)        0.387         -            1.125          0.049           1.561          0.017         1.578
       10 SEPT       0.0000         0.387         -            1.125          0.066           1.578          0.010         1.588
       11 DEC       (0.0031)        0.384         -            1.125          0.076           1.585          0.010         1.595
       12 MARCH     (0.0015)        0.382         -            1.125          0.086           1.593          0.010         1.603
1987   13 JUNE       0.0011         0.384         -            1.125          0.096           1.605          0.010         1.615
       14 SEPT       0.0000         0.384         -            1.125          0.106           1.615          -             1.615
       15 DEC        0.0057         0.389         -            1.125          0.106           1.620          -             1.620
       16 MARCH      0.0093         0.399         -            1.125          0.106           1.630          -             1.630
1988   17 JUNE       0.0159         0.415         -            1.125          0.106           1.646          -             1.646
       18 SEPT       0.0191         0.434         0.035        1.160          0.106           1.700          0.014         1.714
       19 DEC        0.0152         0.449         0.061        1.221          0.120           1.790          0.015         1.805
       20 MARCH      0.0045         0.453         0.045        1.266          0.135           1.854          0.015         1.869
1989   21 JUNE       0.0032         0.457         0.001        1.267          0.150           1.874          0.016         1.890
       22 SEPT       0.0032         0.480         -            1.267          0.166           1.893          -             1.893

------------------------------------------------------------------------------------------------------------------------------------

TABLE III
NOTES

         1.       This table is derived in the case of:

                  (a)      Coln 3 to Coln 6 from Table I; and

                  (b)      Coln's 7 and 9 from Table II.

         2. Coln's 3, 5 and 9, respectively, are derived by applying the Quarterly CPI (Coln 5 Table I), MEGA (Coln 6 Table I) and Fuel (Coln 4 Table II) escalators to that portion of the Base Price (including any previous such escalations) as apply to that escalator. The result being the annual increment in the Base Price attributable to that escalator. For the purpose of this calculation the respective portions are:

                  (a)      in the June Quarter 1985:

                           (i)      $0.375 for CPI Escalation
                           (ii)     $1.125 for Mega Escalation
                           (iii)    $1.500 for Fuel Escalation

                  (b) In latter quarters the June 1985 Base plus escalation to the quarter of concern.

         3. Coln's 4, 6 and 7 are derived for any quarter by adding the respective cummulative total in the previous quarter to the increment in the current quarter.

                  Example

                           Coln 4, Row 17 = [0.395 + 0.0158] = 0.411

         4.       Coln 8 = sum of Coln's 4, 6 and 7.

         5.       Coln 10 = sum of Coln's 8 and 9.

                                   SCHEDULE E

                             FUEL ESCALATION FORMULA


1.       DATA SOURCE

         The  following  data  can  be  obtained  from  the  Electricity  Supply
         Association of Australia (ESAA) publication "The Electricity Supply Industry in Australia" issued in about April each year with data relating to the previous financial year. This data is available to all ESAA members, of which NTEC is one, and will be made available to the producers when it becomes available to NTEC. In the event of the intended source of data becoming unavailable or any of the bases therefor being materially altered then in the absence of agreement between the Purchaser and the Producers jointly the matter shall be referred to an Independent Expert for determination.

2.       EXTENT OF DATA

         Data is required to be totalled for each Utility (as the term is used by ESAA) for each of:

         (1)      NSW;
         (2)      QUEENSLAND; and
         (3)      WESTERN AUSTRALIA

         provided that should complete data sets become available for Victora, and or, South Australia these States should also be incorporated.

3.       DATA REQUIRED

         The following data is required:-

         (a) Income from all sales for each Utility for the relevant financial year in $M (Table 7, Item 7.7 of ESAA document).

         (b) Consumption of electricity for each Utility for the relevant financial year in million of kWh (Table 6, Item 6.7, of ESAA document).

         (c) The CPI (as herein defined) for the relevant financial year expressed as a percentage.

4.       DERIVATIONS FROM DATA

         Step 1:  Aggregation

         Add each of (a) and (b) in 3 above to produce a three State total (hereinafter A and B respectively).

         Step 2:  Fuel Cost Ratio

         The Fuel Cost Ratio (F) for the purpose of calculating the fuel price escalator shall be 0.24.

         Step 3:  Average Sale Price

         Derive the average sale price of electricity during the year in cents/kWh by dividing total income from all sales (See 3(a) above) by consumption (see 3(b) above).

                                      G = A
                                          -
                                          B

         Step 4:  Annual Percentage Sales Price Movement

         Derive  the  annual   percentage  change  in  the  sale  price  of  (H)
         electricity.

                                  (Gt -G t-1)
                               H = _________ x 100

                                     Gt-1

                 where subscript:   t refers to the present year
                                    t-1 refers to the previous year

         Step 5:  CPI - Sale Price Differential

         Derive the difference in the annual percentage movement in the sale price of electricity (see Step 4 above) and the CPI (K) (see 3(c) above).

                                    K = H - J

              where J is the Annual Percentage Movement in the CPI

                                 CPIt - CPIt-1
                             J = _____________ x 100

                                     CPIt-1

         Step 6:  Fuel Escalation

         Fuel Escalation (X) can now be derived in annual percentage terms as follows:-

                                    X = K x F

         Step 7:  Quarterly Application

         Take the 4th root of X (as outlined in Schedule D Table II) to obtain the quarterly Fuel Escalation - and apply to each quarter of the whole Contract Year following the date of publication.

THIS GUARANTEE made the 28th day of June 1985

BETWEEN: NORTHERN TERRITORY OF AUSTRALIA (hereinafter called "the Territory") of the first part MAGELLAN PETROLEUM (N.T.) PTY. LTD. of the second part C.D. RESOURCES PTY. LTD. of the third part FARMOUT DRILLERS N.L. of the fourth part CANSO RESOURCES LIMITED of the fifth part INTERNATIONAL OIL PROPRIETARY of the sixth part PANCONTINENTAL PETROLEUM LIMITED of the seventh part IEDC AUSTRALIA PTY. LIMITED of the eighth part AMADEUS OIL N.L. of the ninth part AND SOUTHERN ALLOYS VENTURE PTY. LIMITED of the tenth part (the parties of the second to tenth parts inclusive hereto are collectively referred to as "the Producers")

WHEREAS:

A. Each Producer and Gasgo Pty. Limited have contemporaneously herewith entered into an agreement of even date herewith entitled "Palm Valley Gas Purchase Agreement". Pursuant to the said Agreement Gasgo Pty. Limited has agreed to purchase natural gas from each Producer upon and subject to the terms and conditions therein contained.

B. Each Producer has entered into the said Agreement at the request of the Territory (which request is testified by the Territory's execution of this Guarantee) but subject to and in reliance on the Territory's execution of this Guarantee.

NOW THIS GUARANTEE WITNESSES that in consideration of each Producer entering into the Gas Purchase Agreement at the request of the Territory and in consideration of the premises the Territory hereby covenants with each Producer and it is agreed and declared as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      In this Guarantee, unless contrary intention appears:

         (a) "Gas Purchase Agreement" means the Agreement referred to in Recital A hereof, as the same may from time to time be amended;

         (b)      "Purchaser"   means  Gasgo  Pty.  Limited   and  includes  its
                  successors and assigns under the Gas Purchase Agreement;

         (c) "Producers" means the parties of the second to tenth parts inclusive hereto and includes their respective successors and assigns;

         (d)      "Producer" means one Producer;

         (e) "Territory" means the party of the first part hereto and includes its successors and assigns;

         (f)      "Moneys Hereby Secured" includes any part thereof;

         (g) the singular includes the plural and vice versa and a reference to any gender includes each other gender.

2.       GUARANTEE

2.1 The Territory hereby unconditionally and irrevocably guarantees to each Producer the due and punctual payment of all moneys now or hereafter owing or payable or to become owing or payable by the Purchaser to the Producers or to any one or more of them on any account whatsoever under or by reason of the Gas Purchase Agreement including any moneys that may become owing or payable to the Producers or to any one or more of them by the Purchaser by reason of any default on the part of the Purchaser under the Gas Purchase Agreement, all of which moneys are intended to be secured by these presents and are hereinafter referred to as "the Moneys Hereby Secured".

2.2 As a separate and additional obligation hereunder, the Territory hereby covenants with each Producer that it will at all times procure the due and punctual performance observance and fulfilment by the Purchaser of each and all of the duties and obligations of the Purchaser arising now or hereafter under the Gas Purchase Agreement.

2.3      This Guarantee shall:

         (a) be a continuing guarantee and shall not be considered as discharged by the payment at any time hereafter of any of the Moneys Hereby Secured or by any settlement of account or by any other matter or thing whatsoever and shall apply to the present and any future balance of the Moneys Hereby Secured;

         (b)      not be adversely affected in any way or discharged by:

                  (i)      the granting to  the Purchaser  or any  other  person
                           of  any   time,   credit,  forbearance,   indulgence,
                           consideration or other concession;

                  (ii) by reason of any transaction or arrangement that may take place between the Producers or any one or more of them and the Purchaser or any other person;

                  (iii) any act omission laches acquiescence delay or mistake on the part of the Producers or any one or more of them;

                  (iv)     the liquidation of the Purchaser;

                  (v) the Producers or any one or more of them becoming a party to or bound by any compromise, assignment of property, scheme of arrangement, composition of debts or scheme of reconstruction by or relating to the Purchaser or any other person;

                  (vi) any default, failure or delay in the performance by any party to the Gas Purchase Agreement of any of its obligations under or arising out of the Gas Purchase Agreement;

                  (vii)    illegality  of   performance  on   the  part  of  the
                           Purchaser;

                  (viii) any amendment modification or other variation of or to the Gas Purchase Agreement;

                  (ix) the Producers or any one or more of them failing or neglecting to recover by the realisation of any collateral or other security or otherwise any of the Moneys Hereby Secured;

                  (x) the release discharge abandonment or transfer (whether wholly or partially and with or without consideration) of any security or judgment now or hereafter held or recovered by the Producers or any one or more of them from or against the Purchaser or any other person;

                  (xi) any other act event matter or thing whereby the liability of either the Territory under this Guarantee or the Purchaser under the Gas Purchase Agreement would but for this provision have been affected or discharged; and

         (c) shall not be treated as ancillary or collateral to or with any other obligation howsoever created or arising and in particular shall not be affected by any other security or right which the Producers or any one or more of them now obtain or hold or may hereafter obtain or hold for any obligation or liability (whether present or future direct or contingent matured or unmatured joint or several) of the Purchaser of the Territory to the intent that this Guarantee shall be enforceable (unless the same shall have been satisfied according to the terms hereof) notwithstanding that any other obligation whatsoever arising under any other security is in any way extinguished or unenforceable for any reason whatsoever.

2.4      (a)      All moneys  received by  the Producers  or any one  or more of them in reduction or satisfaction of the Moneys Hereby Secured from or on account of the Purchaser (including any dividends upon the liquidation of the Purchaser) or from the Territory or from any other person shall be deemed to be payments in gross and until the whole of the Moneys Hereby Secured have been satisfied in full, the Territory shall not be entitled on any grounds whatsoever:

                  (i) to claim the benefit of any security now or hereafter held by the Producers or any one or more of them for the payment of the Moneys Hereby Secured;

                  (ii) either directly or indirectly to claim or receive the benefit of any distribution dividend or payment arising out of or relating to the liquidation (which word where used in this Guarantee includes official management, compromise, arrangement, amalgamation, reconstruction, winding up and dissolution) of the Purchaser or of any person liable jointly or severally with the Purchaser to the Producers or any one or more of them or liable under any security now or hereafter held by the Producers or any one or more of them as security for the Moneys Hereby Secured; or

                  (iii) in the event of the liquidation of the Purchaser or any such other person whosoever, to prove or claim in competition with the Producers or any one or more of them so as to diminish any distribution dividend or payment which but for such proof the Producers or any one or more of them would be entitled to receive arising out of or relating to such liquidation;

                  AND the receipt of any distribution dividend or other payment which a Producer may receive out of or relating to such liquidation shall not prejudice the rights of that Producer against the Territory under this Guarantee.

         (b) In the event of the liquidation of the Purchaser the Territory authorises each Producer to prove for all moneys which the Territory has paid hereunder and to retain and to carry into a suspense account and appropriate at the discretion of the Producer any dividends received until the Producer has with the aid thereof been paid in full in respect of that part of the Moneys Hereby Secured payable to it PROVIDED THAT any amount so received by the Producer in excess of such part of the Moneys Hereby Secured shall be repaid to the Territory.

2.5 Notwithstanding anything contained in this Guarantee and notwithstanding that the whole or any part of the moneys hereinbefore described as "the Moneys Hereby Secured" are or may be irrecoverable from the Purchaser by any Producer (whether by reason of any legal limitation disability or incapacity of or affecting the Purchaser or by reason of any other fact or circumstance whatsoever and whether the transactions or any of them relating to such moneys have been void ab initio or have been subsequently avoided and whether or not any other matters or facts relating thereto have been or ought to have been within the knowledge Producer or any one or more of them) and thereby such moneys or any part thereof are not recoverable from the Territory as a surety, then in any such case the Territory hereby as a separate and additional obligation under this Guarantee indemnifies each such Producer in resect of such moneys and as a principal debtor agrees with each such Producer to pay to it a sum equal to the amount of such moneys as and when the same may become due and payable or would but for their irrecoverability have become due and payable and the terms of this Guarantee shall mutatis mutandis apply as far as possible to this indemnity and the sum of money covered by this indemnity shall be deemed to part of the Moneys Hereby Secured.

2.6 A certificate signed by or on behalf of any director or secretary for the time being of a Producer stating the amount owing to that Producer under this Guarantee at the date mentioned in such certificate shall prima facie evidence thereof.

2.7 The Producers or any one or more of them may from time to time at the request or with the consent of the Purchaser and without any consent by or notice to the Territory being necessary:

         (a) amend or vary or agree to any amendment or variation of the Gas Purchase Agreement or any other contract or arrangement now or from time to time hereafter in force between the Producers or any one or more of them and the Purchaser; and

         (b) transact any business with, for or on account of the Purchaser at the absolute discretion of such Producers.

2.8 As a separate and independent covenant, the Territory will upon demand by any Producer pay to that Producer ("the Claimant"):

         (a) all reasonable costs and expenses of or incidental to the enforcement of this Guarantee by the Claimant (including legal costs on a solicitor client basis and all fees charged by counsel); and

         (b) interest on so much of the amount payable hereunder to the Claimant as becomes merged in any judgment or order at the rate therein specified or at the Recovery Interest Rate (as that term is defined in the Gas Purchase Agreement), whichever shall be the higher.

2.9 The Territory acknowledges that it has not executed this Guarantee as a result of or by reason of any promise, representation, statement or information of any nature or kind whatsoever given or offered to it by or on behalf of the Producers or any one or more of them.

2.10 Notwithstanding any other provision of this Guarantee, nothing herein shall obligate or be deemed to obligate the Territory to do any act or pay any monies beyond the extent to which the Purchaser is or may become obligated under the Gas Purchase Agreement or would have been obligated under the Gas Purchase Agreement if that Agreement had been enforceable against the Purchaser in accordance with its terms.

3.       FURTHER COVENANTS

3.1      The Territory hereby covenants with each Producer that:

         (a)      the Purchaser is a corporation duly  incorporated  and validly
                  existing  under   the  laws  of  the   Northern  Territory  of
                  Australia;

         (b) as at the date of this Guarantee, the Purchaser is wholly beneficially owned and controlled by the Northern Territory Electricity Commission, a statutory corporation of the Territory and or the Territory;

         (c)      this   Guarantee   constitutes   legally   valid  and  binding
                  obligations of the Territory enforceable in accordance with its terms; and

         (d) the Gas Purchase Agreement constitutes legally valid and binding obligations of the Purchaser enforceable in accordance with its terms.

4.       MISCELLANEOUS

4.1 This Guarantee shall be governed by and construed in accordance with the law for the time being in force in the Northern Territory of Australia.

4.2 All moneys payable to a Producer under this Guarantee shall be paid to that Producer at its address for service specified in Clause 4.4 of this Guarantee or to such other person or corporation and/or at such other address as the Producer may from time to time notify to the Territory and shall be paid by bank cheque in the lawful currency of the Commonwealth of Australia for the time being.

4.3 Any notice demand consent or other communication required to be served or given in terms of or arising out of this Guarantee:

         (a) shall, in order to be valid, be in writing or by telex and in the case of any such notice demand consent or other communication to be served on or given to the Territory be marked "For the urgent attention of the Under-Treasurer, Northern Territory Treasury" or to such other addressee as may be notified in writing or by telex by the Territory to each Producer from time to time;

         (b) Shall be deemed to have been duly served on or given to a party if it is:

                  (i)      left at the address of that party mentioned in Clause
                           4.4 hereof (or at such other address as may be notified in writing or by telex by that party to each other party from time to time); or

                  (ii) posted by prepaid post in an envelope addressed to that party at such address; or

                  (iii) sent by telex to the telex number of that party mentioned in Clause 4.4 hereof (or such other number as may be notified by that party as aforesaid);

         (c)      shall be sufficient if:

                  (i) executed under the common seal of the party giving or serving the same; or

                  (ii) signed on behalf of the party giving or serving the same by any attorney director secretary agent or other duly authorised officer of such party;

         (d)      shall:

                  (i) if sent by prepaid post, be received on the date of its actual receipt;

                  (ii) if sent by telex, be deemed to be received upon receipt by the sender of the answerback code and number of the recipient at the conclusion of the transmission;

                  (iii) if delivered by hand, be deemed to be received on the date of delivery.

4.4 The address of the Territory shall, until otherwise notified pursuant to the preceding sub-clause, be:

                  Northern Territory Treasury,
                  7th Floor,
                  AMP Building,
                  Cnr Cavenagh & Knuckey Streets,
                  DARWIN.  NT  5790
                  Telex:  AA85541 NTRES

         The address of each Producer shall, until otherwise notified pursuant to the preceding sub-clause be:

                  C/- Magellan Petroleum (N.T.) Pty. Ltd.,
                  8th Floor,
                  National Australia Bank Building,
                  420 George Street,
                  BRISBANE,  Qld.  4000
                  Telex:  AA40392

4.5 The Territory shall be responsible for the payment of all stamp duty payable on this Guarantee. Each party shall bear its own legal costs in connection with the preparation of this Guarantee.

4.6 This Guarantee shall inure to the benefit of each Producer and its successors and assigns and shall be binding upon the successors and assigns of the Territory PROVIDED HOWEVER no assignment by the Territory of its obligations hereunder or any assumption of such obligations by another person shall be made without the prior written consent of each Producer.

IN WITNESS WHEREOF the parties hereto have executed this Guarantee as a Deed on the day first abovementioned.



SIGNED SEALED AND DELIVERED by                )
THE HONOURABLE IAN LINDSAY                    )
TUXWORTH Treasurer of the Northern            )
Territory of Australia in the presence of:    )       /s/ Ian L. Tuxworth
                                                   .............................

         /s/
      .............................


SIGNED SEALED AND DELIVERED by                )
MAGELLAN PETROLEUM (N.T.) PTY. LTD.           )
by ___________________________                )
its duly appointed Attorney under             )
Power of Attorney dated 26th June             )
who states that he has no notice              )
of revocation of the said power               )
in the presence of:                           )       /s/
                                                   .............................

         /s/ Hedley Howard
      .............................


SIGNED SEALED AND DELIVERED by                )
C.D. RESOURCES PTY. LTD.                      )
by ___________________________                )
its duly appointed Attorney under             )
Power of Attorney dated 26th June 1985        )
who states that he has no notice              )
of revocation of the said power               )
in the presence of:                           )       /s/
                                                   .............................

         /s/
      .............................


SIGNED SEALED AND DELIVERED by                )
FARMOUT DRILLERS N.L.                         )
by ___________________________                )
its duly appointed Attorney under             )
Power of Attorney dated 26/6/85               )
who states that he has no notice              )
of revocation of the said power               )
in the presence of:                           )       /s/
                                                   .............................

         /s/
      .............................

SIGNED SEALED AND DELIVERED by                )
CANSO RESOURCES LIMITED                       )
by ___________________________                )
its duly appointed Attorney under             )
Power of Attorney dated 26/6/85               )
who states that he has no notice              )
of revocation of the said power               )
in the presence of:                           )       /s/
                                                   .............................

         /s/
      .............................


SIGNED SEALED AND DELIVERED by                )
INTERNATIONAL OIL PROPRIETARY                 )
by K. V. Hiscox                               )
its duly appointed Attorney under             )
Power of Attorney dated 27/6/85               )
who states that he has no notice              )
of revocation of the said power               )
in the presence of:                           )       /s/ K. V. Hiscox
                                                   .............................

         /s/
      .............................


SIGNED SEALED AND DELIVERED by                )
PANCONTINENTAL PETROLEUM LIMITED              )
by Paul John Fuller                           )
its duly appointed Attorney under             )
Power of Attorney dated 25th June 1985        )
who states that he has no notice              )
of revocation of the said power               )
in the presence of:                           )       /s/ Paul J. Fuller
                                                   .............................

         /s/
      .............................


SIGNED SEALED AND DELIVERED by                )
IEDC AUSTRALIA PTY. LIMITED                   )
by Brian James Barker                         )
its duly appointed Attorney under             )
Power of Attorney dated 26/6/85               )
who states that he has no notice              )
of revocation of the said power               )
in the presence of:                           )       /s/ Brian J. Barker
                                                   .............................

         /s/
      .............................

SIGNED SEALED AND DELIVERED by                )
AMADEUS OIL N.L.                              )
by Alan Surrey Bogg                           )
its duly appointed Attorney under             )
Power of Attorney dated 24/6/85               )
who states that he has no notice              )
of revocation of the said power               )
in the presence of:                           )       /s/ Alan S. Bogg
                                                   .............................

         /s/
      .............................


SIGNED SEALED AND DELIVERED by                )
SOUTHERN ALLOYS VENTURE PTY.                  )
LIMITED by Kerry Josephine Adby               )
its duly appointed Attorney under             )
Power of Attorney dated 27 June 1985          )
who states that he has no notice              )
of revocation of the said power               )
in the presence of:                           )       /s/ Kerry J. Adby
                                                   .............................

         /s/
      .............................

                                DEPARTMENT OF LAW

TELEPHONE:                            CROWN SOLICITOR FOR THE NORTHERN TERRITORY
                                      G.P.O. Box 1722,
TELEX:  NTLAW AA 85807                DARWIN, N.T. 5790




TO:      Dr. R.C. Madden              AND              Dr. E.K. Campbell
         Under-Treasurer                               Chairman
         Northern Territory                            Northern Territory
            Treasury                                      Electricity Commission
         GPO Box 1974                                  GPO Box 1921
         DARWIN  NT  5794                              DARWIN  NT  5794


RE:  AMADEUS BASIN GAS - PALM VALLEY GAS PURCHASE


I certify that when executed this day by the Chief Minister of the Northern Territory the Guarantee by the Northern Territory in respect of obligations of Gasgo Pty. Limited under the Palm Valley Gas Purchase Agreement will be binding upon the Northern Territory.



Dated this twenty-eighth day of June 1985






/s/ J.B. O'Rourke
J.B. O'ROURKE
Crown Solicitor